Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

By and among

FIRST-CITIZENS BANK & TRUST COMPANY,

as Company and a Debtor,

EACH OTHER DEBTOR OR GRANTOR FROM TIME TO TIME PARTY HERETO,

FEDERAL DEPOSIT INSURANCE CORPORATION,

AS RECEIVER FOR SILICON VALLEY BRIDGE BANK, NATIONAL ASSOCIATION,

as Notes Designee

AND

FEDERAL DEPOSIT INSURANCE CORPORATION,

AS RECEIVER FOR SILICON VALLEY BRIDGE BANK, NATIONAL ASSOCIATION,

as Collateral Agent

Dated as of March 27, 2023

i

Schedules and Exhibits

Exhibit A	Form of Joinder Agreement

Exhibit B	[Reserved]

Exhibit C	Form of Receiver Allonge

Exhibit D	Form of Receiver Assignment and Lost Instrument Affidavit

Exhibit E	Form of Receiver Assignment of Real Estate Mortgage

Exhibit F	Form of Receiver Assignment of Real Estate Deed of Trust

Exhibit G	Form of Receiver Assignment of Assignment of Leases and Rents and other Loan Documents

Exhibit H	Form of Grantor Allonge

Exhibit I	Form of Grantor Mortgage Assignment

Exhibit J	Form of Grantor Assignment and Lost Instrument Affidavit

Exhibit K	Sample Fields for Trial Balance Report

Exhibit L	Additional Collateral Procedures

Exhibit M	Form of Securities Account Control Agreement

Schedule 1	Collateral Schedule Fields

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, effective as of the 27th day of March, 2023 (this “Agreement”), is entered into by and among: (i) FIRST-CITIZENS BANK & TRUST COMPANY, a North Carolina state-chartered bank (the “Company” ); (ii) each of the other entities (if any) listed on the signature pages hereof under the caption “Debtor”, or that becomes a party hereto as a “Debtor” pursuant to Section 7.12 (together with the Company, collectively, the “Debtors”); (iii) each of the other entities that becomes a party hereto as a “Grantor” pursuant to Section 7.12 (together with the Debtors, the “Grantors”); (iv) the FEDERAL DEPOSIT INSURANCE CORPORATION (the “FDIC”), as receiver for SILICON VALLEY BRIDGE BANK, NATIONAL ASSOCIATION (the “Failed Bank”) (the FDIC, in such capacity, the “Receiver”); (v) the Receiver, as Notes Designee (in such capacity, the “Notes Designee”) and (vi) the Receiver, as Collateral Agent (in such capacity, the “Collateral Agent”).

WHEREAS, the FDIC, as receiver for Silicon Valley Bank, National Association (the “SVB Receiver”) transferred certain assets and liabilities of the SVB Receiver to the Failed Bank; and

WHEREAS, (i) pursuant to that certain Purchase and Assumption Agreement (as such term is defined below), the Company purchased certain assets and assumed certain deposits and other liabilities of the Failed Bank, (ii) in connection therewith, the Company has requested the Receiver to provide certain purchase money, and other continuing secured, financing, and (iii) the Receiver is willing to provide such purchase money, and other continued secured, financing, but only on the terms and conditions set forth herein and in the other PA Financing Transaction Documents (as such term is defined below);

WHEREAS, contemporaneously with, and in connection with, the execution and delivery hereof, the Company and the Receiver are entering into the Advance Facility Agreement (as such term is defined below);

WHEREAS, the Facility Loans made pursuant to the Advance Facility Agreement are and shall be subordinate in right of payment to the Purchase Money Note; and

WHEREAS, contemporaneously with, and in connection with, the execution and delivery hereof, the Company, the Notes Designee, the Collateral Agent, the Custodian and the Paying Agent, are entering into the Custodial and Paying Agency Agreement (as such term is defined below).

NOW, THEREFORE, in consideration of the promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.1. Definitions.

(a) Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings provided in, or by reference in, Schedule 1 to the Custodial and Paying Agency Agreement. “Section 7.13(f) Review” has the meaning given to it in Section 7.13(f).

(b) UCC Terms. The following terms have the meanings given to them in the NY UCC and terms used herein (including in Schedule 1 to the Custodial and Paying Agency Agreement) without definition that are defined in the NY UCC have the meanings given to them in the NY UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “equipment”, “fixture”, “general intangible”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “security” and “supporting obligation”.

Section 1.2. Other Interpretive Provisions. This Agreement (including Schedule 1 to the Custodial and Paying Agency Agreement) shall be construed and interpreted in accordance with the following:(a) References to “Affiliates” include, with respect to any specified Person, only such other Persons which from time to time constitute “Affiliates” of such specified Person, and do not include, at any particular time, other Persons that may have been, but at such time have ceased to be, “Affiliates” of such specified Person, except to the extent that any such reference specifically provides otherwise.

(b) References to “the Debtors” are to the Debtors, jointly and severally; references to “the Grantors” are to the Grantors, jointly and severally.

(c) The term “or” is not exclusive.

(d) A reference to a Law includes any amendment, modification or replacement to such Law.

(e) References to any document, instrument or agreement (including this Agreement) (i) shall be deemed to include all appendices, exhibits, schedules and other attachments thereto and all documents, instruments or agreements issued or executed in replacement thereof, and (ii) shall mean such document, instrument or agreement, or replacement thereto, as amended, modified and supplemented from time to time in accordance with its terms (and, to the extent applicable, in accordance with the terms hereof).

(f) Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(g) The words “include” and “including” and words of similar import are not limiting, and shall be construed to be followed by the words “without limitation,” whether or not they are in fact followed by such words.

(h) The word “during” when used with respect to a period of time shall be construed to mean commencing at the beginning of such period and continuing until the end of such period.

(i) Unless the context otherwise requires, singular nouns and pronouns when used herein shall be deemed to include the plural and vice versa and impersonal pronouns shall be deemed to include the personal pronoun of the appropriate gender.

ARTICLE II

Grantors Guaranty; Obligations of All Grantors Absolute

Section 2.1. Guaranty.

(a) Each Grantor hereby, jointly and severally, unconditionally and irrevocably, guaranties to the Secured Parties and their respective successors, indorsees, transferees and assigns, and to the Collateral Agent, for the benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Debtor when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations to be paid or performed by such Debtor.

(b) Anything herein or in any other PA Financing Transaction Document to the contrary notwithstanding, the maximum liability of each Grantor hereunder and under the other PA Financing Transaction Documents shall in no event exceed the amount which can be validly guaranteed by such Grantor, if any, under applicable Debtor federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2). Nothing in this Section 2.1(b) limits or qualifies Section 3.1 hereof.

(c) Each Grantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Grantor hereunder without impairing the guaranty contained in this Section 2.1 or affecting the rights and remedies of the Secured Parties pursuant to this Agreement.

(d) The guaranty contained in this Section 2.1 shall remain in full force and effect until the Secured Obligations have been paid in full, the Commitments have been terminated or have expired and this Agreement has been terminated, notwithstanding that from time to time prior thereto any Debtor may be free from any Secured Obligations.

(e) No payment made by any Debtor, any Grantor, any other guarantor or any other Person or received or collected by the Secured Parties from any Debtor, any Grantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Grantor pursuant to this Agreement, which shall remain, notwithstanding any such payment, liable for the remaining Secured Obligations up to the maximum liability of such Grantor pursuant to this Agreement until the Secured Obligations have been paid in full, the Commitments have been terminated or have expired and this Agreement has terminated.

Section 2.2. Right of Contribution. Each Grantor hereby agrees that to the extent that a Grantor shall have paid more than its proportionate share of any payment made hereunder, such Grantor shall be entitled to seek and receive contribution from and against any other Grantor hereunder which has not paid its proportionate share of such payment. Each Grantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Grantor to the Secured Parties, and each Grantor shall remain liable to the Secured Parties for the full amount guaranteed by such Grantor pursuant to this Agreement. Furthermore, nothing in this Section 2.2 limits or qualifies Section 3.1.

Section 2.3. No Subrogation. Notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by the Secured Parties, no Grantor shall be entitled to be subrogated to any of the rights of the Secured Parties against any other Grantor or any collateral security or guaranty or right of offset held by any Secured Party for the payment of the Secured Obligations, nor shall any Grantor seek or be entitled to seek any contribution or reimbursement from any other Grantor in respect of payments made by such Grantor hereunder, until the termination of this Agreement. If any amount shall be paid to any Grantor on account of such subrogation, contribution or reimbursement rights at any time when all of the Secured Obligations shall not have been paid in full, such amount shall constitute Loan Proceeds and shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, immediately upon receipt by such Grantor, be deposited into the Collection Account, to be applied in accordance with the Priority of Payments.

Section 2.4. Amendments, etc. with Respect to the Secured Obligations. Each Grantor shall remain obligated pursuant to this Agreement notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor: (i) any demand for payment of any of the Secured Obligations made by any of the Secured Parties may be rescinded by such Person and any of the Secured Obligations continued; (ii) the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent, the Notes Designee, any Note Holder or any Lender (as applicable); (iii) the Purchase Money Note, the Advance Facility Agreement, the

other PA Financing Transaction Documents and/or any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent, the Notes Designee, any Note Holder or any Lender (as applicable) may deem advisable from time to time; and (iv) any collateral security, guaranty or right of offset at any time held by the Collateral Agent for the payment of the Secured Obligations may be sold (in the case of any such collateral security), exchanged, waived, surrendered or released. The Collateral Agent shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guaranty contained in this Article II or any property subject thereto.

Section 2.5. Guaranty Absolute and Unconditional. Each Grantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Collateral Agent, the Notes Designee, any Note Holder or any Lender upon the guaranty contained in this Article II or acceptance of the guaranty contained in this Article II; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified or waived, in reliance upon the guaranty contained in this Article II and the grant of the security interests pursuant to Section 3.1; and all dealings between the Debtors and any of the Grantors, on the one hand, and the Collateral Agent, the Notes Designee, any Note Holder or any Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Article II and the grant of the security interests pursuant to Section 3.1. Each Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Grantor with respect to the Secured Obligations. Each Grantor understands and agrees that the guaranty contained in this Article II and the grant of the security interests pursuant to Section 3.1 shall be, and shall be construed to be, a continuing, absolute and unconditional guaranty of payment and performance without regard to (a) the validity or enforceability of the Purchase Money Note, the Advance Facility Agreement or any other PA Financing Transaction Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Collateral Agent, for the benefit of the Secured Parties, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Debtor or any other Person against the Collateral Agent, the Notes Designee, any Note Holder or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Debtor or such Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Debtor for the Secured Obligations, or of such Grantor under the guaranty contained in this Article II and the grant of the security interests pursuant to Section 3.1, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Collateral Agent, the Notes Designee, any Note Holder or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Grantor or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent, Notes Designee, any Note Holder or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent against any Grantor. For the purposes of this Agreement, “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.6. Reinstatement. The guaranty contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent, the Notes Designee, any Note Holder or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 2.7. Information. Each Grantor assumes all responsibility for being and keeping itself reasonably informed of the Debtors’ and each other Grantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Grantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Grantor of information known to it or any of them regarding such circumstances or risks.

Section 2.8. Obligations of All Grantors Absolute. Without limitation of Section 2.5 (but subject, in the case of any Grantor, to Section 2.1(b) hereof), the obligations of each Grantor pursuant to this Agreement shall be absolute, unconditional and irrevocable, and shall be discharged strictly in accordance with the terms set forth herein, under all circumstances whatsoever, including, without limitation, the following circumstances:

(a) any lack of validity or enforceability of this Agreement, the Purchase Money Note, the Advance Facility Agreement, the Custodial and Paying Agency Agreement or any other PA Financing Transaction Document;

(b) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement, the Purchase Money Note, the Advance Facility Agreement, the Custodial and Paying Agency Agreement or any other PA Financing Transaction Document;

(c) the existence of any claim, setoff, defense or other right that any Grantor may have at any time against any Note Holder, the Notes Designee, any Lender, the Collateral Agent, the Receiver or any other Person, whether in connection with any PA Financing Transaction Document or any unrelated transaction; and

(d) any other act or omission to act or delay of any kind by any Note Holder, any Lender, the Collateral Agent, the Notes Designee or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of or defense to any Grantor’s obligations hereunder.

ARTICLE III

Security Interest

Section 3.1. Granting of Security Interest; Subordination of Facility Loans to Purchase Money Note.

(a) To secure the payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor hereby transfers, assigns, sets over, pledges, conveys, mortgages, hypothecates and grants to the Collateral Agent for its benefit and the benefit of the Secured Parties, and hereby grants to the Collateral Agent for its benefit and the benefit of the Secured Parties a continuing security interest in, lien on, and right of setoff against, all of the right, title and interest of such Grantor in, to or under all of the following, in each case, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:(i) the Loans, including all future advances made with respect thereto;

(ii) the Loan Documents (including the Custodial Documents);

(iii) all amounts payable to such Grantor pursuant to the Loan Documents and all obligations owed to such Grantor in connection with the Loans and the Loan Documents;

(iv) all of such Grantor’s right, title and interest in, to or under the Underlying Collateral;

(v) all Acquired Property;

(vi) all claims, suits, causes of action and any other right of such Grantor, whether known or unknown, against a Borrower, any Obligor or other obligor or any of their respective Affiliates, agents, representatives, contractors, advisors or any other Person arising under or in connection with the Loans or the Loan Documents or that is in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity arising under or in connection with the Loan Documents or the transactions related thereto or contemplated thereby;

(vii) all cash, securities and other property received by or for the account of such Grantor under the Loans, including all distributions received through redemption, consummation of a plan of reorganization, restructuring, liquidation or otherwise of a Borrower, Obligor or other obligor under or with respect to the Loans, and any securities, interest, dividends or other property that may be distributed or collected with respect to any of the foregoing;

(viii) the Debtor Accounts and any other accounts established by any Debtor pursuant to the Custodial and Paying Agency Agreement, and all amounts and financial assets on deposit therein;

(ix) any other property, real or personal, tangible or intangible, pledged by the Company or any Grantor pursuant to the Additional Collateral Procedures set forth in Exhibit L (collectively, “Additional Collateral”), including without limitation any commercial or other loan originated by the Company or by Silicon Valley Bank, National Association and not previously included in the Loan Schedule;

(x) all amounts payable to such Grantor under (A) the Shared-Loss Agreement and (B) Article VIII of the Purchase and Assumption Agreement;

(xi) to the extent applicable to any Loan, Underlying Collateral or Acquired Property, any Servicing Agreement, all servicing fees payable to such Grantor with respect to the Loans, any servicing rights accruing to such Grantor with respect to the Loans, and any Servicing Records;

(xii) any other property, real or personal, tangible or intangible, conveyed to such Grantor pursuant to the Purchase and Assumption Agreement;

(xiii) all Loan Proceeds, and any and all other distributions on, or cash or non-cash “proceeds” (as such term is defined in the UCC or under other relevant law) or products of or with respect to, any of the foregoing (including any proceeds of insurance, indemnity, warranty, or guaranty thereon), and the rights to receive such “proceeds” and products, payments (in any form whatsoever) made or due and payable to such Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all of any part of any of the foregoing by any Governmental Authority (or any Person acting on behalf of a Governmental Authority); and

(xiv) to the extent related to any of the foregoing, all of such Grantor’s right, title and interest in, to or under any and all books, correspondence, credit files, records, invoices, documents and other papers, including all tapes, cards, computer runs and other papers and documents, in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor (including all files, books and records maintained from time to time pursuant to Section 7.13(a) hereof) (collectively, the “Collateral Books and Records”) (all of the property described in the foregoing clauses (i) through (xiv), collectively, the “Collateral”);

provided, that the following property shall not constitute Collateral, and the security interests granted herein shall not extend to: (i) any equity interests (and all other membership interests) of any Subsidiary of any Grantor, and (ii) any rights under any lease, contract or agreement (including, without limitation, any license of Intellectual Property) to the extent that (and only for so long as) the granting of a security interest therein is specifically prohibited in writing by, or would constitute an event of default under or would grant a party a termination right under, any agreement governing such right unless such prohibition is not enforceable or is otherwise ineffective under any applicable Requirement of Law (including, without limitation, Sections 9-406, 9-407, 9-408 or 9-409 of the UCC).

This grant of a security interest in the Collateral is expressly intended to remain in full force and effect from the date hereof until the satisfaction and discharge of all Secured Obligations in full and the termination or expiration of the Commitments.

With respect to provisions of this Agreement related to the election by the Company to include Collateral in or exclude Collateral from the Borrowing Base, the Company shall be deemed to have elected to exclude particular items of Collateral in the Borrowing Base unless it shall have both (i) given written notice to the Collateral Agent that such Collateral is included and (ii) included such items in the aggregate reporting on the Borrowing Base in all Facility Loan Certificates (as defined in the Advance Facility Agreement) delivered following such notice.

The Collateral shall be reflected on the Loan Schedule (the “Collateral Schedule”), which schedule, to reflect additions and subtractions of Collateral, shall be updated in respect of the fields shown on Schedule 1 hereto, from time to time by the delivery of an updated Collateral Schedule by the Company to the Collateral Agent.

All of the Loan Notes and other Custodial Documents shall be held by the Custodian as set forth in Section 7.3 (except and to the extent the same are permitted to be removed from the Custodian’s possession as provided in the Custodial and Paying Agency Agreement).

Within the timeframes set forth in Section 6.1(a) of the Custodial and Paying Agency Agreement, each Grantor shall, at its expense, deliver to the Custodian for each applicable Loan and Acquired Property, to the extent applicable and available, the Custodial Documents. Such Custodial Documents shall be held by the Custodian in accordance with the Custodial and Paying Agency Agreement. The Collateral Agent may use a Grantor Allonge to effect the endorsement of a Loan Note or a Grantor Mortgage Assignment to effect the assignment of a Mortgage at any time if an Event of Default occurs and is continuing.

(b) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable Law or the Second Lien Loan Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the First Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency Event has been commenced by or against the Company or any other Grantor, each Second Lien Representative and each Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder represented by it, hereby agrees that:

(i) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of any First Lien Representative, any First Lien Collateral Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations; and

(ii) any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of any Second Lien Representative, any Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

Section 3.2. Loan Defaults; Acquisition of Collateral.

(a) Discretion of Debtor in Responding to Borrower Defaults. Upon the occurrence of an event of default under any of the Loan Documents, but subject to the other terms and conditions of this Agreement and the Shared-Loss Agreement, the related Debtor shall, in its commercially reasonable discretion, determine the response to such default and course of action with respect to such default, including (i) the selection of attorneys to be used in connection with any action, whether judicial or otherwise, to protect the respective interests of such Debtor and the Collateral Agent in the applicable Loan and the Underlying Collateral, (ii) the declaration and recording of a notice of such default and the acceleration of the maturity of the Loan, (iii) the institution of proceedings to foreclose the Loan Documents securing the Loan pursuant to the power of sale contained therein or through a judicial action, (iv) the institution of proceedings against any related Borrower or any related Obligor, (v) the acceptance of a deed in lieu of foreclosure, (vi) the purchase of the real property Underlying Collateral at a foreclosure sale or trustee’s sale or the purchase of the personal property Underlying Collateral at a Uniform Commercial Code sale, and (vii) the institution or continuation of proceedings to obtain a deficiency judgment against any related Borrower or any related Obligor.

(b) Acquisition of Collateral. Nothing in this Section 3.2 or anything else in this Agreement shall be deemed to affirmatively require any Grantor to cause to be acquired all or any portion of any Underlying Collateral with respect to which there exists any Environmental Hazard. Prior to acquisition of title to any Underlying Collateral consisting of real property (whether by foreclosure, deed in lieu of foreclosure, by power of sale or by sale pursuant to the Uniform Commercial Code, or otherwise), or promptly in the case of any Document Effective Date REO Property (other than any REO Property in respect of which the Failed Bank, after its acquisition of such REO Property, performed a Site Assessment), the related Debtor shall cause to be commissioned with respect to such Underlying Collateral (or Document Effective Date REO Property) either (i) a Transaction Screen Process consistent with ASTM Standard E 1528-06, by an environmental professional or (ii) such other site inspections and assessments by a Person who regularly conducts environmental audits using customary industry standards as would customarily be undertaken or obtained by a prudent lender in order to ascertain whether there are any actual or threatened Environmental Hazards (a “Site Assessment”). This Section 3.2(b) (other than the first sentence of this Section 3.2(b)) does not apply to one-to-four family residential properties, and shall apply to other Underlying Collateral consisting of real property only if the Company has elected to include such Underlying Collateral in the Borrowing Base (as defined in the Advance Facility Agreement).

(c) REO Property. Subject to Section 3.2(b), title to any REO Property shall be taken and held in (and only in) the name of a Debtor. Such Debtor shall hold the REO Property pending sale, to complete construction of such REO Property and to operate the REO Property as efficiently as reasonably possible in order to minimize financial loss to the Debtors and the Secured Parties and to sell the REO Property as promptly as reasonably practicable in a way designed to minimize financial loss to the Debtors and the Secured Parties.

Section 3.3. Continuing Security Interest. This Agreement shall create a continuing security interest in any and all of the Collateral and shall remain in full force and effect until the satisfaction and discharge of all Secured Obligations in full, provided, however, that such security interest shall be deemed automatically released with respect to a Loan that is sold or otherwise disposed of by the Company in such manner (including, without limitation, deposit of the sale or disposition proceeds in the Collection Account) as is not in breach of this Agreement. It is the intent of each Grantor and the Collateral Agent to create a continuing, perfected first priority security interest in the Collateral for the benefit of the Secured Parties (subject only to the Permitted/Excluded Liens). The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by the Collateral Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the Secured Obligations secured hereby or the security interest and Lien granted hereby (other than in respect of the released Collateral).

Section 3.4. Destruction of Collateral. No injury to, or loss or destruction of, the Collateral or any part thereof shall relieve any Grantor of any of its obligations hereunder or any of the Secured Obligations.

Section 3.5. Releases of Underlying Collateral. Each Grantor is authorized to cause the release or assignment of any Lien granted to or held by such Grantor on any Underlying Collateral, solely to the extent necessary, (a) as permitted, and to the extent required by, the Loan Documents relating to such Lien and/or Underlying Collateral; (b) upon a final, non-appealable order of a court of competent jurisdiction permitting or directing disposition thereof, (c) upon payment of any Loan in full and satisfaction in full of all of the secured obligations with respect to a Loan or upon receipt of a discounted payoff as payment in full of a Loan, (d) in connection with the foreclosure on a Mortgaged Property, acceptance of a deed in lieu thereof or modification or restructuring of the terms thereof, or (e) in connection with such Grantor’s sale of a Loan or any Underlying Collateral in accordance with Section 7.12(c); provided, however, that the proceeds of such sale or disposition are immediately deposited into the Collection Account.

Section 3.6. Financing Statements. Each Grantor hereby irrevocably authorizes, and ratifies and retroactively authorizes any filing made on or prior to the date hereof, the filing, at any time and from time to time, of any financing statements or continuation statements, and amendments to such financing statements or any similar document in such jurisdictions and with such filing offices as the Collateral Agent may determine are necessary or advisable to perfect the security interest granted to it hereunder. Such financing statements may indicate the Collateral in any manner as the Collateral Agent may determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Collateral Agent herein pursuant to the terms hereof.

Section 3.7. Transfer Documents.

(a) The Company will prepare, execute on behalf of the Receiver, and submit for filing or recordation as appropriate, as soon as is practicable following the Document Effective Date but in any event within six (6) months of the Document Effective Date, all of the Transfer Documents. Such six (6) month period shall be extended with respect to any particular Transfer Document if the delay is due to a matter noted as an “Exception” on the “Collateral Certificate” (as such terms are defined in the

Custodial and Paying Agency Agreement) that the Company is working diligently to locate the missing information or otherwise takes such steps as might be necessary or appropriate to complete and submit the Transfer Documents. All Transfer Documents shall be in appropriate form suitable for filing or recording (if applicable) in the relevant jurisdiction as further specified in Section 3.7(b), and the Company shall be solely responsible for the preparation, contents and form of such documents.

(b) The Company shall use the forms set forth in Exhibit C to Exhibit G, inclusive, in preparing the Transfer Documents, in each case with such changes, as shall have been approved by the Collateral Agent, as may be necessary in order to render such document to be in a form so that it will be accepted for recordation or filing in the relevant jurisdiction and/or otherwise sufficient under applicable Law to reflect the transfer intended to be effected thereby. All documents of assignment, conveyance or transfer shall be made without recourse.

(c) The Company shall provide a report to the Collateral Agent and the Notes Designee on the progress and status of the preparation, execution, recording and/or filing and delivery of (i) the original documents to the Custodian and (ii) the Transfer Documents generally, in each case as required by this Agreement following a request therefor from either party and in any event upon the first day of the seventh month following the Document Effective Date and again on the first anniversary of the Document Effective Date.

(d) As to Foreign Loans, if any, that the Company shall have elected to include in the Borrowing Base, the Company, at its own expense, shall retain counsel licensed in the Foreign Jurisdictions involved with such Foreign Loans. Such retained foreign counsel shall draft the documents necessary to assign the Foreign Loans to the Company, and, to the extent that any such document is other than in the English language, such document, when delivered to the Custodian pursuant to the Custodial and Paying Agency Agreement, shall be accompanied by a translation thereof in the English language, certified as to its accuracy by an executive officer or general counsel of the Company and, if such executive officer or general counsel shall not be fluently bilingual, the translator thereof. Notwithstanding this Section 3.7(d) or anything else to the contrary contained herein, the requirements set forth in this Section 3.7(d) shall not apply to Foreign Loans that the Company has not elected to include in the Borrowing Base. For the avoidance of doubt, any Foreign Loans that do not comply with this Section 3.7(d) are deemed removed from the Borrowing Base.

(e) The Company shall promptly submit all recordable Transfer Documents for recordation or filing in the appropriate land, chattel, Uniform Commercial Code, and other records of the appropriate county, state or other jurisdictions (including any applicable Foreign Jurisdiction), to effect the transfer of the Loans to the Company. All Transfer Documents shall provide that all recorded documents be returned to the Custodian at its notice address set forth in the Custodial and Paying Agency Agreement, as such address might be modified in the manner provided in the Custodial and Paying Agency Agreement. The Company shall be responsible for diligently and promptly following up with respect to any non-conforming Transfer Documents that are returned and not recorded, gaps in the chain of title and the like to ensure that each and all of the Transfer Documents are properly filed or recorded as appropriate. The Company shall include in the reports described in and required pursuant to Section 3.7(c) all required information concerning the recording and/or filing and return of all recordable Transfer Documents.

(f) The Collateral Agent shall have the right (but not the obligation) to, and the Company hereby irrevocably appoints the Collateral Agent its lawful attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, to, from time to time in the Collateral Agent’s reasonable discretion, following any failure by the Company to comply with its obligations pursuant to this Section 3.7 or Section 3.1, to prepare, execute and/or record all relevant Transfer Documents and other documents as might be reasonably necessary to satisfy the obligations of the Company pursuant to this Section 3.7 and/or pursuant to Section 3.1. All out-of-pocket expenses (including all Attorney Costs) incurred by the Collateral Agent in connection with its actions pursuant to this Section 3.7(f) shall be for the account of the Company, shall be paid, or reimbursed to the Collateral Agent, as the case may be, by the Company forthwith on demand, and such obligation of the Company shall constitute a Secured Obligation.

(g) Delivery of Non-Original Signatures. A facsimile, machine-generated or stamp signature may be used on the endorsements of any Loan Note (including the endorsements by allonge) if and to the extent that a facsimile, machine-generated or stamp signature on an endorsement or an allonge (as applicable) is legally enforceable under applicable Law. If the Company endorses any Loan Notes using a facsimile or machine-generated signature or stamp signature, it shall so inform the Collateral Agent, with a copy to the Custodian prior to the time that the Company undertakes to endorse the applicable Loans or delivers any further Custodial Documents to the Custodian. The Collateral Agent reserves the right to request that the Company provide the Collateral Agent with a written legal opinion from the Company’s counsel to the effect that the facsimile or machine-generated or stamp signatures are legally enforceable, to the same extent as original signatures, under applicable Law. If the Company provides notice to the Collateral Agent, with a copy to the Custodian, that it will use facsimile or machine-generated or stamp signatures on its endorsements, the Custodian shall be authorized to accept such endorsements unless and until the Collateral Agent directs otherwise in writing to the Custodian, with a copy to the Company (which the Collateral Agent will do only if it requests and does not receive a legal opinion regarding the same from the Company).

(h) Notwithstanding that the Transfer Documents indicate a direct transfer of the Loan Notes and other instruments and property from the SVB Receiver to the Company, for all purposes it is understood and agreed that such Loan Notes, instruments and property were transferred by the SVB Receiver to the Failed Bank, and then by the Receiver to the Company.

Section 3.8. Additional Collateral.

In addition to the Additional Collateral Procedures set forth on Exhibit L, the following shall be conditions precedent for the inclusion of any Additional Collateral in the Borrowing Base:

(1) Securities account control agreement reasonably acceptable to Collateral Agent, if applicable;

(2) Security interest opinion of counsel; and

(3) delivery of all applicable Custodial Documents related to such Additional Collateral to the Custodian.

ARTICLE IV

Events of Default

Section 4.1. Events of Default. Any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an “Event of Default” hereunder:(a) Any Grantor fails to pay (including to prepay) (i) when and as required to be paid (or prepaid) herein or in the Purchase Money Note or the Advance Facility Agreement (whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise), any amount of principal of any Purchase Money Note or any Facility Loan, or (ii) within three (3) Business Days after the same becomes due, any interest on any Purchase Money Note or any Facility Loan, or (iii) within three (3) Business Days after the same becomes due, any other amount payable by such Grantor under any Purchase Money Note, the Advance Facility Agreement, this Agreement, the Custodial and Paying Agency Agreement or any other PA Financing Transaction Document; or

(b) the occurrence of an Insolvency Event (without any cure period other than as may be provided for in the definition thereof) with respect to any Debtor, or the reasonable determination by the Collateral Agent in good faith that an Insolvency Event has occurred; or

(c) Any final, non-appealable judgment or order (or combination of final, non-appealable judgments and orders) entered by a court or courts of competent jurisdiction for the payment of money equal to or in excess of $25,000,000 individually or in the aggregate (to the extent not fully covered by insurance (less any deductible) and as to which the insurer has acknowledged responsibility to pay such judgment or order) shall be rendered against the Company and

(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed;

(ii) such judgment has not been stayed, vacated or discharged within sixty (60) days of entry; or

(iii) there shall be any period (after any applicable statutory grace period) of 30 consecutive days during which a stay of enforcement of such judgment or order shall not be in effect; or

(d) the occurrence of a Change of Control; or

(e) the failure of any Grantor to remit or cause to be remitted all Loan Proceeds to the Lenders, the Note Holders or the Paying Agent as and when required pursuant to this Agreement and/or the Custodial and Paying Agency Agreement; or

(f) any representation, warranty, certification or other written statement of fact made by or on behalf of any Grantor in any Purchase Money Note, the Advance Facility Agreement, this Agreement, the Custodial and Paying Agency Agreement or any other PA Financing Transaction Document, or in any certified written statement or certificate at any time delivered pursuant to or in connection with any PA Financing Transaction Document (including any Distribution Date Report or any Facility Loan Certificate), shall be (i) false or incorrect when made, to the extent such representation, warranty, certification or written statement of fact is qualified by materiality, or (ii) false or misleading in any material respect when made, to the extent such representation, certification or written statement of fact is not qualified by materiality; or

(g) [Reserved]; or

(h) a Material Adverse Change shall occur; or

(i) any Grantor fails to perform or observe in any material respect any covenant or agreement contained in (i) Section 7.7, 7.8, 7.11, 7.12(a), 7.12(f) or 7.12(g), or the first sentence of Section 7.2, of this Agreement, or (ii) Section 3.1(b), 11.3 or 11.4 of the Custodial and Paying Agency Agreement; or

(j) any Grantor fails to perform or observe in any material respect any material covenant or agreement (not specified in subsections (a) through (i) above) contained in any Purchase Money Note, the Advance Facility Agreement, this Agreement, the Custodial and Paying Agency Agreement or any other PA Financing Transaction Document on its part to be performed or observed and such failure continues unremedied for thirty (30) days after the earlier to occur of (i) such Grantor obtaining actual knowledge of such failure or (ii) receipt by such Grantor of written notice thereof from the Collateral Agent, the Notes Designee, the Custodian or the Paying Agent; or

(k) (A) shared loss coverage with respect to any material portion of the Shared-Loss Loans or Shared-Loss Assets shall be lost, or a material portion of the Shared-Loss Loans shall cease to be treated as Shared-Loss Loans or shall cease to be treated as Shared-Loss Assets and (B)(x) the Company shall have failed, within forty-five (45) days following the event described in sub-clause (A), to prepay (disregarding any prepayments effected through the application of distributions under the Custodial and Paying Agency Agreement (other than pursuant to Sections 3.3 and 11.3(d) of the Custodial and Paying Agency Agreement), any set off by the Receiver with respect to amounts owed by the Receiver pursuant to the Purchase and Assumption Agreement or any prepayment pursuant to Section 3.5 of the Custodial and Paying Agency Agreement) the Purchase Money Note and/or the Facility Loans, as set forth below, in an aggregate amount equal to a multiple (equal to the quotient of 1, divided by the Applicable Percentage (expressed as a decimal)) of the maximum aggregate shared loss payments that the Receiver, but for the occurrence of such event, might at any time or from time to time have been required to make with respect to such Shared-Loss Loan or Shared Loss Asset pursuant to the Shared-Loss Agreement (for purposes of this clause, “Applicable Percentage,” “Shared-Loss Loan” and “Shared-Loss Asset” each has the meaning given to such term in the Shared-Loss Agreement) or (y) the Company shall have failed, within forty-five (45) days following the event described in sub-clause (A), to prepay (disregarding any prepayments effected through the application of distributions under the Custodial and Paying Agency Agreement (other than pursuant to Sections 3.3 and 11.3(d) of the Custodial and Paying Agency Agreement), any set off by the Receiver with respect to amounts owed by the Receiver pursuant to the Purchase and Assumption Agreement or any prepayment pursuant to Section 3.5 of the Custodial and Paying Agency Agreement) the Purchase Money Note, and/or the Facility Loans, as set forth below, in an amount equal to 100% of such Loss (it being understood and agreed, with respect to both clause (x) and (y), that if there is a bona fide dispute between the Company and the Receiver under the Shared-Loss Agreement as to any particular asserted loss of shared loss coverage, cessation of treatment as a Shared-Loss Loan or Shared-Loss Asset, as the case may be, then this

Section 4.1(k) shall not apply to such particular matter unless and until such dispute is resolved (in accordance with the dispute resolution procedures set forth in the Shared-Loss Agreement or otherwise)). Any prepayment made pursuant to clause (x) or (y) of the preceding sentence shall be effected in accordance with Sections 3.3, 11.3(d) and 11.4 of the Custodial and Paying Agency Agreement; or

(l) any material provision of any Purchase Money Note, the Advance Facility Agreement, this Agreement, the Custodial and Paying Agency Agreement or any other PA Financing Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Secured Obligations (and termination or expiration of the Commitments), ceases to be in full force and effect; or any Grantor contests in any manner the validity or enforceability of any provision of any Purchase Money Note, the Advance Facility Agreement, this Agreement, the Custodial and Paying Agency Agreement or any other PA Financing Transaction Document; or any Grantor denies that it has any or further liability or obligation under any Purchase Money Note, the Advance Facility Agreement, this Agreement, the Custodial and Paying Agency Agreement or any other PA Financing Transaction Document other than as expressly provided herein or therein, or purports to revoke, terminate or rescind any provision of any Purchase Money Note, the Advance Facility Agreement, this Agreement, the Custodial and Paying Agency Agreement or any other PA Financing Transaction Document; or

(m) (i) this Security Agreement, considered together with any REO Mortgages that have been delivered hereunder, shall for any reason (other than pursuant to the express terms hereof or thereof) fail or cease to create a valid and perfected first priority Lien on all or any material portion of the Collateral (disregarding any Permitted/Excluded Lien, and other than, if applicable, with respect to any REO Property as to which, without any violation of this Agreement, no REO Mortgage exists), or (ii) any Grantor shall so assert, and (with respect only to clause (i)) such failure continues unremedied for thirty (30) days after the earlier to occur of (x) such Grantor obtaining actual knowledge of such failure or cessation or (y) receipt by such Grantor of written notice thereof from the Collateral Agent, the Custodian or the Paying Agent.

ARTICLE V

Remedies

Section 5.1. Remedies.

(a) General. If an Event of Default shall have occurred and be continuing:

(i) The Purchase Money Note is subject to acceleration as set forth in the Purchase Money Note;

(ii) The Lender may take any one or more of the actions specified in Section 8.02 of the Advance Facility Agreement;

(iii) The Collateral Agent may institute Proceedings for the collection of all other amounts then payable by any Debtor pursuant to this Agreement, whether by declaration or otherwise, enforce any judgment obtained, and collect from such Debtor moneys adjudged due;

(iv) The Collateral Agent may institute Proceedings from time to time for the complete or partial foreclosure of the Collateral or collateral pursuant to any other PA Financing Transaction Document;

(v) The Collateral Agent may exercise any rights or remedies pursuant to this Agreement and/or one or more of the other PA Financing Transaction Documents and/or any rights or remedies of a secured party under the UCC, and take any other appropriate action to protect and enforce the rights and remedies of the Collateral Agent;

(vi) The Collateral Agent may sell the Collateral or any portion thereof or rights or interest therein;

(vii) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. To the maximum extent permitted by applicable Law, any Secured Party may be the purchaser of any or all of the Collateral at any such sale and (with the consent of the Collateral Agent, which may be withheld in its discretion) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all of or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt by the Collateral Agent or the officer making the sale of the purchase price for such Collateral shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obliged to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Collateral Agent may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition; and/or

(viii) The Collateral Agent may exercise any and all rights and remedies of any Grantor under or in connection with the Shared Loss Agreements, Article VIII of the Purchase and Assumption Agreement, any Servicing Agreement or otherwise in respect of the Collateral, including, without limitation, any and all rights of any Grantor to take or refrain from taking any action thereunder, or to receive, demand or otherwise require payment of any amount thereunder, or to require the performance of any provision thereof. In furtherance and not in limitation of the foregoing, the Collateral Agent, on behalf of the Secured Parties, may: (A) notify any and all obligors under the aforementioned contracts that the same have been assigned to the Collateral Agent, for the benefit of the Secured Parties, that the Collateral Agent, on behalf of the Secured Parties, is entitled to exercise all rights pertaining thereto, and that all payments thereon and other performance thereunder are to be made and rendered directly and exclusively to the Collateral Agent, for the benefit of the Secured Parties; (B) renew, extend, modify, amend, accelerate, accept partial payments or performance on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate or deal with, on terms acceptable to the Collateral Agent, on behalf of the Secured Parties, in whole or in part, the rights to the Collateral and any amounts owing thereon or any performance due thereunder or any of the Grantors’ rights or interests therein; (C) enter into any other agreement relating to or affecting the rights to the Collateral; and (D) give all consents, waivers and ratifications in respect of the rights of each Grantor and exercise all other rights, powers and remedies and otherwise act with respect thereto as if it were the owner thereof. Each Grantor hereby releases the Collateral Agent and the Secured Parties from, and agrees to hold each of them harmless from and against, any claims arising out of any action taken or omitted to be taken with respect to any such contracts.

If the Collateral Agent sells any of the Collateral upon credit, the Grantors will be credited only with payment actually made by the purchaser, received by the Collateral Agent and applied in accordance with Section 5.2 hereof. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the same, subject to the same rights and duties set forth herein. Pursuant to Sections 11.22 and 11.23 hereof, the Company specifically acknowledges, consents and agrees that, in exercising any of its rights or remedies pursuant to this Article V, including in effecting any Sale pursuant to Section 5.3, the Collateral Agent shall not be required to effect any Disposition of any rights of the Company under Article VIII of the Purchase and Assumption Agreement and/or under the Shared-Loss Agreement.

(b) Cooperation to Facilitate Transfer.

(i) In furtherance of, and not in limitation of the respective rights of the Notes Designee and the Collateral Agent, and the obligations of the Debtors, under the Custodial and Paying Agency Agreement, while an Event of Default shall have occurred and be continuing, and, in any event, from and after any exercise of any of the remedies specified in Section 5.1(a), each Grantor forthwith shall (x) execute (and have acknowledged) and deliver to the Collateral Agent (in such form as the Collateral Agent may specify) such endorsements and allonges to Loan Notes, Receiver Assignment and Lost Instrument Affidavits, Receiver Mortgage Assignments, deeds, assignment of leases and other documents of assignment, conveyance or transfer as the Collateral Agent may specify to evidence the transfer to the Collateral Agent (including of record) the Loans, the Underlying Collateral, the Underlying Collateral Documents and the Acquired Property, and (y) deliver to the Collateral Agent such originals or copies of the Collateral Books and Records and Servicing Records, and in such format (including electronic format), as the Collateral Agent may specify, and (in each case) shall cause any Servicer for such Grantor to assist in effecting the foregoing.

(ii) While an Event of Default shall have occurred and be continuing, and, in any event, from and after any exercise of any of the remedies specified in Section 5.1(a), each Grantor shall, and shall cause any Servicer for such Grantor to, provide the Collateral Agent and any Servicer engaged by it in a timely manner with all documents, records and data (including electronic documents, records and data) requested by any of them to enable it (and any Servicer) to service, manage or otherwise administer the Loans, the Underlying Collateral and Acquired Property, and to cooperate with the Collateral Agent and any Servicer engaged by it in effecting the transfer of such responsibilities from the Company (or any Servicer of the Company), including (A) the transfer within one (1) Business Day of all cash amounts that, at the time, shall be or should have been credited to the Collection Account or are thereafter received with respect to any Loans, Underlying Collateral or Acquired Property, (B) the transfer of all lockbox accounts with respect to which payments or other amounts with respect to the Loans are directed or the redirection of all such payments and other amounts to such account as the Collateral Agent might specify, and (C) the assignment to the Collateral Agent (or any Person designated by it) of the right to access all such lockbox accounts, the Debtor Accounts and any other account into which Loan Proceeds or Borrower escrow or other payments are deposited or held; provided, however, that the documents, records and data delivered by any Grantor pursuant to this Section 5.1(b)(ii) shall be limited to those documents in the possession of any Grantor (or any Servicer of any Grantor) at the time of such transfer or which any Grantor (or any Servicer of any Grantor) acquires thereafter and shall not include or be deemed to include any documents, records or data in the possession of the Custodian (other than the Company acting as Custodian). The Debtors shall be liable for all costs and expenses incurred by the Collateral Agent (I) associated with the complete transfer of the servicing data, (II) associated with the completion, correction or manipulation of servicing data as may be required to correct errors or insufficiencies in the servicing data to enable the Collateral Agent and/or any successor Servicer to service the Loans and Acquired Property properly and effectively, and (III) to retain and maintain the services of a successor Servicer (and any subservicers). Within a reasonable time after receipt of a written request of the applicable Debtor for the same, the Collateral Agent shall provide reasonable documentation evidencing such costs and expenses.

(iii) In furtherance of the foregoing, the Debtors shall at all times (before or after the occurrence of an Event of Default) procure the agreement of each Servicer with respect to any Grantor (which agreement shall be for the express benefit of the Collateral Agent, on behalf of the Secured Parties, and shall be delivered to the Collateral Agent) that, (x) the Collateral Agent may, upon notifying such Servicer that an Event of Default shall have occurred and be continuing, terminate the relevant Servicing Agreement, or assume or assign the relevant Grantor’s rights thereunder (in each case insofar as such Servicing Agreement relates to the Collateral), without any further consent, or additional or incremental cost or restriction payable by the Collateral Agent, of any kind, and (y) regardless of whether or not the Collateral Agent exercises rights under clause (x), upon delivery of such notice and to the extent so requested from time to time by the Collateral Agent, as the case may be, such Servicer shall perform the actions specified in Sections 5.1(b)(i) and/or (ii) at its ordinary and customary rates (including expense reimbursement), or, if lower, at the rates (including expense reimbursement) applicable under the relevant Servicing Agreement, for such services.

(c) General Power of Attorney. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, as its true and lawful attorney-in-fact for the purposes of this Agreement and allowing the Collateral Agent to perfect, preserve the validity, perfection and priority of, and enforce any Lien granted by this Agreement and, after the occurrence and during the continuance of any Event of Default, to exercise its rights, remedies and powers and privileges under this Agreement. Without limiting the generality of the foregoing, the Collateral Agent shall be entitled under this Section 5.1(c) to do or effect (and to employ the power of attorney set forth above in this Section 5.1(c) to do or effect) any of the following if an Event of Default has occurred and is continuing: (i) ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of any or all of the Loans; (ii) file any claims or take any action or proceeding in any court of law or equity that the Collateral Agent may reasonably deem necessary or advisable for the collection or other enforcement of all or any part of the Loans, defend any suit, action or proceeding brought against any Grantor with respect to any Loan, and settle, compromise or adjust any such suit, action or proceeding; (iii) execute, in connection with any sale or disposition of the Loans, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Loans; (iv) enforce the rights of any Grantor under any provision of any Servicing Agreement to the extent permitted thereunder; (v) pay or discharge taxes and Liens levied or placed on the Loans; (vi) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Loans as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes; (vii) make, execute, sign, acknowledge, deliver or file any certificate, document or other instrument that such Grantor is required to execute and deliver pursuant to Section 5.1(b)(i) or (ii) hereof; and (viii) generally, at the Collateral Agent’s option and the Debtors’ expense, at any time and from time to time, all acts and things that the Collateral Agent reasonably deems necessary to enforce all rights, interests and remedies of such Grantor with respect to the Collateral, to protect, preserve, or realize upon the Collateral and the Collateral Agent’s (for its benefit and the benefit of the Secured Parties) security interests in any Collateral and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Section 5.2. Application of Proceeds. After the exercise of remedies provided for in Section 5.1(a) (or after the Purchase Money Note or the Facility Loans have automatically become immediately due and payable as set forth in the Purchase Money Note or Section 8.02 of the Advance Facility Agreement), any amounts received by the Collateral Agent in respect of the Collateral or otherwise on account of the Secured Obligations shall be applied by the Collateral Agent in the following order of priority (in each case until the specified amount is paid in full):

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts payable to the Agents, the Custodian and the Paying Agent in their respective capacities as such (i.e., for the Agents’, Custodians’ and Paying Agents’respective own accounts and not for the account of other Persons), ratably among such Persons in proportion to the respective amounts described in this clause First payable to them;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest and Withholding Tax Gross-up Payments) payable to each Note Holder or the FDIC (in any capacity), ratably among such Persons in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest (including Default Interest) on the Purchase Money Note ratably to each Note Holder in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Purchase Money Note ratably to each Note Holder in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Secured Obligations constituting Withholding Tax Gross-up Payments payable to any Person, ratably among such Persons in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest (including Default Interest) on the Facility Loans ratably to each Lender in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Secured Obligations constituting unpaid principal of the Facility Loans ratably to each Lender in proportion to the respective amounts described in this clause Seventh payable to them;

Eighth, to payment of that portion of any other Secured Obligations owed to any Lender, any Note Holder or any Agent under the Purchase Money Note, the Advance Facility Agreement, this Agreement, the Custodial and Paying Agency Agreement or any of the other PA Financing Transaction Documents, ratably among each Lender, each Note Holder, and the Agents in proportion to the respective amounts described in this clause Eighth payable to them;

Ninth, to payment of that portion of any other non-contingent Secured Obligations owed to any Person pursuant to the indemnification obligations of the Debtors under this Agreement, ratably among such Persons in proportion to the respective amounts described in this clause Ninth payable to them;

Tenth, to payment of that portion of any other non-contingent Secured Obligations owed to any Person, ratably among such Persons in proportion to the respective amounts described in this clause Tenth payable to them; and

Eleventh, to the Collateral Agent, such amount as the Collateral Agent shall determine in good faith is necessary or advisable to cash collateralize the contingent indemnification obligations of the Debtors under this Agreement, to be held by the Collateral Agent (or its designee) as such cash collateral; and

Last, the balance, if any, after all of the Secured Obligations (other than contingent indemnification obligations which have not been asserted) have been paid in full, to the Company (for the account of itself and the other Grantors) or as otherwise required by Law.

Amounts used to cash collateralize contingent indemnification obligations pursuant to clause Eleventh above shall be applied to satisfy such indemnification obligations if and when, and to the extent, they become non-contingent.

Section 5.3. Sale of Collateral.

(a) The power to effect any sale or other disposition during the existence of an Event of Default (a “Sale”) of any portion of the Collateral shall not be exhausted by any one or more Sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all Secured Obligations shall have been paid. The Collateral Agent from time to time may postpone any public Sale by public announcement made at the time and place of such Sale. The Collateral Agent hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b) In connection with a Sale of all or any portion of the Collateral:

(i) The Collateral Agent may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability;

(ii) The Collateral Agent may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable Law in connection therewith, may purchase all or any portion of the Collateral in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable by the Collateral Agent as a result of such Sale in accordance with Section 5.2 on the Distribution Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it;

(iii) The Collateral Agent may execute and deliver an appropriate instrument of conveyance transferring the respective interests of the Grantors in any portion of the Collateral in connection with a Sale thereof;

(iv) The Collateral Agent is, pursuant to Section 11.1 of this Agreement, appointed the agent and attorney-in-fact of each Grantor to transfer and convey its interest in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(v) No purchaser or transferee at such a Sale shall be bound to ascertain the Collateral Agent’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 5.4. No Impairment of Action. The Collateral Agent’s right to seek and recover judgment pursuant to this Agreement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Agreement. Neither the Liens created hereby nor any rights or remedies of the Collateral Agent shall be impaired by the recovery of any judgment by Collateral Agent against any Grantor or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of such Grantor. Any money or property collected by Collateral Agent shall be applied in accordance with Section 5.2.

Section 5.5. Remedies Cumulative; Waiver. The rights and remedies of each of the Collateral Agent, the Notes Designee, each Note Holder and each Lender pursuant to this Agreement shall be in addition to, and not in limitation or exclusion of, any other rights and remedies that they may have (whether by operation of law, in equity, under contract (including any other PA Financing Transaction Document) or otherwise) and without prejudice and in addition to any right of setoff, recoupment, combination of accounts, Lien or other right to which it is at any time entitled. Each of the Collateral Agent, each Note Holder, the Notes Designee and each Lender may enforce any of its remedies in its sole discretion. No delay or failure on the part of the Collateral Agent, the Notes Designee, any Note Holder or any Lender to exercise any right or remedy to which it may become entitled hereunder upon an Event of Default shall constitute abandonment or waiver of any such right and the Collateral Agent, the Notes Designee, any Note Holder or any Lender shall be entitled to exercise such right or remedy at any time during the continuance of an Event of Default.

Section 5.6. Waiver of Certain Rights and Remedies. To the extent permitted under applicable Law, each Grantor hereby waives all rights and remedies of a debtor or grantor under the NY UCC or other applicable Law, and all formalities prescribed by law relative to the sale or disposition of the Collateral (other than notice of sale and any other formalities expressly provided in this Agreement), after the occurrence and during the continuation of an Event of Default and, except as otherwise set forth herein, all other rights and remedies of such Grantor with respect thereto.

ARTICLE VI

Representations and Warranties

Section 6.1. Representations and Warranties. Each Grantor hereby represents, warrants and covenants, to each of the Notes Designee and the Collateral Agent, as of the date hereof (or, in the case of any Person first becoming a “Grantor” hereunder after the date hereof, as of the date such Person becomes a “Grantor” hereunder) and at all times until the satisfaction and discharge of all Secured Obligations in full and termination or expiration of the Commitments, that:

(a) Such Grantor (i) is a corporation, limited liability company or other legal entity that is validly existing and in good standing under the Laws of the state of its organization, and (ii) has qualified to do business as a foreign corporation, limited liability company or other legal entity and will remain so qualified, and is and will remain in good standing, in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary and in which failure to so qualify would have a material adverse effect upon such Grantor or its ability to perform its obligations under the Grantor PA Financing Transaction Documents, and (iii) has full power to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under the Grantor PA Financing Transaction Documents. The execution, delivery and performance by such Grantor of each PA Financing Transaction Document to which such Grantor is a party have been duly authorized by all requisite corporate or analogous action on the part of such Grantor and/or its stockholders or analogous Persons. Each Grantor PA Financing Transaction Document has been duly executed by such Grantor and constitutes a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(b) There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of such Grantor, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority affecting such Grantor or any of its properties or revenues reasonably likely to adversely affect the grant by such Grantor, or the perfection, of the security interest purported to be created hereby or by the other Grantor PA Financing Transaction Documents in any material portion of the Collateral, or reasonably likely to adversely affect the exercise by the Collateral Agent, the Notes Designee, the Note Holder or the Lender of any of their respective rights or remedies hereunder or under any other Grantor PA Financing Transaction Document with respect to any material portion of the Collateral.

(c) The Grantors are and will be at all times (except as a result of a sale permitted under Section 7.12(c) hereof) the sole and exclusive owners of the Collateral free and clear of any Lien other than Liens in favor of the Collateral Agent (and disregarding any Permitted/Excluded Lien). No effective financing statement or other instrument similar in effect covering all or any part of the Collateral (except in favor of the Collateral Agent) is on file, to any Grantor’s knowledge, in any recording or filing office (disregarding any financing statement with respect to any Lien on the Collateral in favor of any Person claiming by, through or under the Failed Bank).

(d) The execution, delivery and performance by such Grantor of, and the consummation of the transactions contemplated by, the Grantor PA Financing Transaction Documents do not and will not (A) violate (1) any applicable provision of any Law or of the Organizational Documents of such Grantor, (2) any order of any Governmental Authority or arbitrator or (3) any material provision of any indenture or any agreement or other instrument to which such Grantor is a party or by which it or the Collateral is or may be bound, (B) constitute (alone or with notice or lapse of time or both) a default pursuant to any such indenture or agreement or other instrument, (C) result in the creation or imposition of any security interest in or Lien upon the Collateral (other than the security interest and Lien created thereon pursuant to this Agreement) or (D) require the consent of any party for the granting of the security interest created hereby.

(e) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body (other than the FDIC), or any other Person, is required on the date hereof for (i) the due execution, delivery and performance by such Grantor of the Grantor PA Financing Transaction Documents, (ii) the grant by such Grantor of the Lien purported to be created hereby, or by any REO Mortgage, in the Collateral or (iii) the exercise by the Collateral Agent, the Notes Designee, the Note Holder or the Lender of any of their respective rights and remedies under the Grantor PA Financing Transaction Documents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body (other than the FDIC), or any other Person, is required for the perfection of the Lien purported to be created hereby, or by any REO Mortgage, in the Collateral, except for (A) the filing of a UCC-1 financing statement properly describing the Collateral and identifying such Grantor and Collateral Agent in the applicable jurisdiction required pursuant to the Uniform Commercial Code, (B) execution and delivery of the Account Control Agreement pursuant to the Uniform Commercial Code, (C) execution and delivery by the Custodian of the Custodial and Paying Agency Agreement containing an acknowledgment by the Custodian that it holds possession of the Custodial Documents for the Collateral Agent’s benefit, (D) with respect to any REO Property, the execution and delivery of an REO Mortgage with respect to such REO Property and the due recording of such REO Mortgage in the appropriate recording office(s) and (E) the taking of any action required to maintain continuing perfection with respect to proceeds which cannot be perfected by the filing of financing statements under the Uniform Commercial Code (subclauses (A), (B), (C), (D) and (E), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(f) This Agreement, considered together with any REO Mortgages that have been delivered hereunder, creates a legal, valid and enforceable security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral (other than, if applicable, any REO Property as to which, without any violation of this Agreement, no REO Mortgage exists), as security for the Secured Obligations. The compliance with the Perfection Requirements will result in the perfection of such security interests. After compliance with the Perfection Requirements, such security interests, including in the case of Collateral in which such Grantor obtains rights after the date hereof (other than, if applicable, any REO Property as to which, without any violation of this Agreement, no REO Mortgage exists), will be perfected, first priority security interests, subject only to the Permitted/Excluded Liens. Such Perfection Requirements and all other action necessary or desirable to perfect and protect such security interest have been duly made or taken with respect to any Collateral included by the Company in the Borrowing Base, except for the other filings and recordations and actions described in Section 6.1(e) above.

(g) (i) Such Grantor is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Purchase Money Note or any Facility Loan will be used for any purpose that violates Regulation U.

(ii) None of such Grantor, or any Person Controlling such Grantor, is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(h) None of such Grantor or, any of its Affiliates is in violation of any applicable Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and any related compliance programs. None of such Grantor or, any of its Affiliates or any broker or other agent of such Grantor acting in any capacity in connection with, or receiving funds as a result of, the financing pursuant to any PA Financing Transaction Document is any of the following:

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a Person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a Person with which any Lender or any Note Holder is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v) a Person that is an Embargoed Person;

(vi) a Person that engages in any dealings or transactions, or is otherwise “associated with” (as defined in 31 C.F.R. 594.101, et seq.), any Embargoed Person; or

(vii) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

None of such Grantor or, to the knowledge of such Grantor, any broker or other agent of such Grantor acting in any capacity in connection with the financing pursuant to any PA Financing Transaction Document (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in the immediately preceding paragraph, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

To the extent that any representations or warranties in this Section 6.1(h) are qualified by the knowledge of the Person making them, such knowledge shall be deemed to be based upon such person’s due inquiry and investigation.

(i) No part of the funds used by the Company to acquire “Assets” (as such term is defined in the Purchase and Assumption Agreement) (including the Collateral) constitute the assets of (i) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to part 4 of Title I of ERISA or Section 4975 of the Code or (ii) any entity, the assets of which would be treated as assets of any such plan pursuant to Department of Labor Regulation 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA.

(j) No consideration that such Grantor or any of its Affiliates pledges or pays hereunder or under any PA Financing Transaction Document in connection with any transaction regarding any assets will have been derived from or related to any activity that is deemed criminal under United States law.

(k) No report, financial statement, certificate or other written information furnished (prior to, at or after the Closing Date) by or on behalf of such Grantor or any of its Affiliates to any Agent, any Lender or any Note Holder, in each case, in connection with the negotiation of, or the transactions contemplated by, any PA Financing Transaction Document (excluding for this purpose the Purchase and Assumption Agreement) or pursuant to the terms hereof or of any other PA Financing Transaction Document, when considered in its entirety, contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, such Grantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results.

(l) As of the Document Effective Date, to the Company’s knowledge, there is no Document Effective Date REO Property.

ARTICLE VII

Covenants

Section 7.1. Debtor Accounts. The Debtors shall establish and maintain with the Paying Agent (or its Affiliate) the Debtor Accounts pursuant to the terms and conditions of the Custodial and Paying Agency Agreement.

Section 7.2. Grantor Status; Licensing. Each Debtor shall, at all times, constitute a corporation, limited liability company or other legal entity organized under the laws of the state of its formation. Each Debtor shall at all times maintain all such licenses as are required to conduct its business, including qualifications to conduct business in jurisdictions other than its state of formation and licenses to purchase, own or service the Loans and, if applicable, operate, manage, lease and dispose of Acquired Property, if the failure to so obtain such licenses would reasonably be expected to result in the imposition of material fines, penalties or other liabilities on such Debtor, claims and defenses being asserted against such Debtor (including counterclaims and defense asserted by Borrowers), or materially adversely affect such Debtor or such Debtor’s ability to foreclose on the Underlying Collateral securing or otherwise realize the full value of any Loan or Acquired Property.

Section 7.3. Custodian and Paying Agent. The Company shall establish the Collection Account and the Distribution Account at the Paying Agent (or its Affiliate), and shall at all times be party to an Account Control Agreement. The Custodian at all times shall have custody and possession of the Loan Notes and other Custodial Documents to the extent required pursuant to the Custodial and Paying Agency Agreement. At no time shall there be more than one Custodian or more than one Paying Agent. The fees and expenses paid to the Custodian and to the Paying Agent shall be no more than market rates. In the event that the Debtors remove any Loan Notes or other Custodial Documents from the possession of the Custodian (which shall be done only in accordance with the Custodial and Paying Agency Agreement), (a) any loss or destruction of or damage to such Loan Notes or Custodial Documents shall be the liability of the Debtors (who shall be responsible for safeguarding such Loan Notes and Custodial Documents), and (b) such Loan Notes shall be returned to the Custodian within the time provided under the Uniform Commercial Code to maintain the Collateral Agent’s perfection thereof by possession. If any Loan Notes or other Custodial Documents are removed in connection with the modification or restructuring of a Loan, the modified or restructured Loan Notes and other Custodial Documents removed in connection therewith shall be returned to the Custodian as soon as possible following the completion of the restructuring or modification (and, in any event, in accordance with clause (b) of the immediately preceding sentence). The Debtors shall ensure that the Collateral Agent and the Notes Designee receive a copy of each material demand, notice or other communication given pursuant to the Custodial and Paying Agency Agreement at the time that such notice or other communication is given thereunder. If the Person then serving as the Custodian shall, at any time and for any reason, cease to be a Qualified Custodian, such Person shall be replaced in accordance with the Custodial and Paying Agency Agreement. If the Person then serving as the Paying Agent shall, at any time and for any reason, cease to be a Qualified Paying Agent, such Person shall be replaced in accordance with the Custodial and Paying Agency Agreement

Section 7.4. Compliance with Law. Each Grantor shall, at all times, comply with applicable Law in connection with the performance of its obligations pursuant to this Agreement and the other PA Financing Transaction Documents.

Section 7.5. No Conflicting Obligations. Each Grantor shall comply with the Purchase Money Note, the Advance Facility Agreement, this Agreement, the Custodial and Paying Agency Agreement and the other PA Financing Transaction Documents in accordance with their terms, and shall not, at any time, enter into or become a party to any agreement that would conflict with any of the terms thereof.

Section 7.6. Servicing. The Debtors shall service, administer and otherwise manage the Loans, Underlying Collateral and Acquired Property, or cause the Loans, Underlying Collateral and Acquired Property, to be serviced, administered and managed in accordance with the Servicing Obligations. Without limitation of the preceding sentence, whenever the consent of the Receiver is required under the Servicing Obligations, the Debtors also shall be required to secure the consent of the Collateral Agent. Without limiting the generality of the foregoing, the Company shall work diligently to locate the missing information or otherwise take such steps as might be necessary or appropriate to correct any matter noted as an “Exception” on any “Collateral Certificate” (as such terms are defined in the Custodial and Paying Agency Agreement).

Section 7.7. Certain Restrictions. No Debtor shall:

(a) subject to Section 7.12(g), dissolve or liquidate at any time prior to the satisfaction and discharge of all Secured Obligations in full, the termination or expiration of the Commitments and the termination of this Agreement;

(b) place or permit (voluntarily or involuntarily) to exist any Lien on any of the Collateral other than a Permitted/Excluded Lien or take any action to interfere with Collateral Agent’s rights as a secured party with respect to the Collateral.

Section 7.8. Change in Jurisdiction, Name, Location or Identity. Each Grantor agrees to provide the Collateral Agent with not less than thirty (30) days’ prior written notice of any change (a) in the jurisdiction in which it is organized, (b) in its company name, identity or corporate structure (or the equivalent), (c) in the location of its principal place of business or executive office, or (d) in its federal taxpayer identification number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue following such change to have a valid, legal and perfected first priority security interest in the Collateral to the extent a security interest therein may be perfected by filing pursuant to the Uniform Commercial Code.

Section 7.9. Certain Payments and Distributions. The Company will duly and punctually pay, or cause the Paying Agent to pay, the principal of, and accrued interest on, the Purchase Money Note and the Facility Loans in accordance with the terms thereof, and each Grantor shall duly and punctually pay, or cause the Paying Agent to pay, all other amounts payable by such Grantor under this Agreement and/or the Custodial and Paying Agency Agreement. Subject to Section 5.2 of the Custodial and Paying Agency Agreement, on each Distribution Date, the Debtors will direct the Paying Agent to distribute amounts on deposit in the Distribution Account in accordance with Section 5.1 of the Custodial and Paying Agency Agreement and the other terms thereof.

Section 7.10. Protection of Collateral; Further Assurances. Promptly upon reasonable request by any Agent, the Company shall (a) correct any defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any PA Financing Transaction Document or other document or instrument relating to any Collateral, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as any Agent may reasonably request from time to time in order to: (i) perfect, ensure the continued perfection of, or protect the assignment and security interest granted or intended to be granted hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; or (iii) carry out more effectively the purposes of any PA Financing Transaction Document.

Section 7.11. REO Mortgages. If any Debtor acquires any REO Property (including any Document Date Effective REO Property), the relevant Debtor shall inform the Collateral Agent of such event in the case of any REO Property, (I) to the extent practicable under the circumstances, at least ten (10) Business Days prior to such acquisition, and (II) in any event, not later than five (5) Business Days after such acquisition. In addition, in the event that the Company elects to include such REO Property as Collateral for the purposes of the Borrowing Base then, as soon as practicable after, but in any event by not later than ninety (90) days after the acquisition of such REO Property (including any Document Date Effective REO Property), the Debtor that owns such REO Property shall execute and deliver to the Collateral Agent an REO Mortgage with respect to such REO Property in favor of the Collateral Agent for the benefit of the Secured Parties in form and substance reasonably satisfactory to the Collateral Agent (which mortgage shall (i) secure all of the Secured Obligations (or, in jurisdictions with a mortgage recording tax that would be payable on the full amount of the Secured Obligations, such portion or components of the Secured Obligations as the Collateral Agent shall reasonably require), (ii) provide for a release price (or, in the case of REO Property consisting of condominiums or cooperative units or separate land parcels, release prices for individual units or parcels) satisfactory to the Collateral Agent and (iii) contain such other provisions (in addition to those included in the Loan Documents) as the Collateral Agent shall reasonably require in light of the particular nature or characteristics of such REO Property). Such REO Mortgage shall be accompanied by such related documentation and deliveries as the Collateral Agent reasonably may request, each in form and substance satisfactory to the Collateral Agent, including, without limitation, opinions of counsel, lender’s policies of title insurance (together with all endorsements thereto reasonably required by the Collateral Agent, including endorsements with respect to future advances), amendments to any PA Financing Transaction Document deemed necessary or advisable by the Collateral Agent to reflect the particular nature and characteristics of the REO Property in question and the requirements of local law and such additional items as an institutional lender would customarily require in a construction or permanent, as applicable, loan transaction involving a property similar to such REO Property (all of the foregoing to be in form and substance satisfactory to the Collateral Agent). Such REO Mortgage shall be duly recorded or filed in such manner and in such places as are required by applicable Law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent granted pursuant to such REO Mortgage, and all taxes, fees and other charges payable in connection therewith shall be paid in full. The costs of preparing, negotiating, and recording such REO Mortgage (including mortgage recording taxes) and the costs associated with such additional documentation and deliverables shall be paid by, and in any event shall be for the account of, the Debtors. From and after such date, if any, that the Company elects to include any REO Property in the Borrowing Base, the Company shall prepare and deliver to the Collateral Agent a form of REO Mortgage that (with such modifications as the Collateral Agent shall specify in its reasonable discretion) shall serve as a model for subsequent REO Mortgages (subject to changes necessary or advisable to reflect local law and the particular nature and characteristics of the REO Property in question). Anything in this Section 7.11 above to the contrary notwithstanding, the Grantors shall in any event have until the 90th day after the Document Effective Date to execute and deliver to the Collateral Agent an REO Mortgage with respect to any Document Effective Date REO Property. Notwithstanding this Section 7.11 or anything else to the contrary contained herein, no REO Mortgage shall be delivered on any REO Property for which a Site Assessment determines there is any material actual or reasonably threatened Environmental Hazard and all such REO Properties shall be deemed removed from the Borrowing Base. For the avoidance of doubt, an REO Property which is not subject to an REO Mortgage is deemed removed from the Borrowing Base and the Company will promptly report such reduction to the Collateral Agent and reflect such reduction in all future reporting regarding the Borrowing Base. Any references in this Section 7.11 to any discretion of the Collateral Agent (including references to any REO Mortgage documention being (i) satisfactory, necessary or advisable to the Collateral Agent or (ii) at the request or requirement of the Collateral Agent) does not impose any responsibility on the Collateral Agent to determine that any REO Mortgage documentation is legal, proper, prudent or customary in the jurisdiction where the related property is located, and all such responsibility rests soley with the Company. Notwithstanding this Section 7.11 or anything else to the contrary contained herein, the requirements set forth in this Section 7.11 shall not apply to REO Property except for REO Property that the Company has elected to include in the Borrowing Base.

Section 7.12. Transfers and Holding of Collateral.

(a) Except as permitted pursuant to Section 7.12(b), (c), (d) or (e) below (and except for the Liens and other rights granted to the Collateral Agent under any PA Financing Transaction Document), no Grantor may Dispose of any Collateral (and, without limitation of the foregoing, each Grantor covenants that, except as permitted pursuant to this Section 7.12(b), (c), (d) or (e) below (and except for the Liens and other rights granted to the Collateral Agent under any PA Financing Transaction Document), it shall not Dispose of any Collateral).

(b) A Debtor may transfer (subject to the Lien of this Security Agreement, any applicable REO Mortgage and the Custodial and Paying Agency Agreement) outright (i) any Loan, and any Collateral related to such Loan (excluding, for the avoidance of doubt, either Debtor Account), and (ii) any Acquired Property, in each case to a Person that is a wholly-owned Subsidiary of such Debtor (and the Company), subject to the satisfaction of the following conditions precedent:

(i) no Event of Default shall have occurred and be continuing and each representation and warranty in Article VI hereof shall be true and correct in relation to such transferee and in relation to the Collateral to be transferred to such transferee, in each case as of the date of such transfer, both immediately before and immediately after giving effect to such transfer;

(ii) without limiting the generality of clause (i), (x) the proposed transferee shall have executed and delivered to the Collateral Agent a Joinder Agreement, and, pursuant to the terms of such Joinder Agreement, shall have become a “Debtor” and a “Grantor” for all purposes of this Agreement and the Custodial and Paying Agency Agreement, (y) all Perfection Requirements shall have been complied with in relation to such proposed transferee and the Collateral proposed to be transferred to such transferee, such that the Collateral Agent shall retain uninterrupted a perfected, first priority Lien with respect to such Collateral after giving effect to such transfer, and (z) without limiting the generality of clause (y), (A) the proposed transferee shall have fully complied with the requirements of Section 3.1 hereof with respect to the Collateral proposed to be transferred to the proposed transferee and (B) the proposed transferee shall have executed and delivered to the Custodian, and the Custodian shall have executed and delivered to the Collateral Agent, such instruments and other documentation (including further Custodial Documents and REO Mortgages) as the Collateral Agent may specify to reflect, or otherwise in respect of, the proposed transfer (including to maintain for the Note Holder, the Notes Designee, the Lender and the Collateral Agent, in relation to the proposed transferee becoming the owner of the Collateral proposed to be transferred to it, the benefits intended to be afforded to the Note Holder, the Notes Designee, the Lender and the Collateral Agent under this Agreement and/or the Custodial and Paying Agency Agreement), all of the foregoing described in this clause (ii) to the satisfaction of the Collateral Agent; and

(iii) the Collateral Agent shall have (x) received satisfactory legal opinions addressing such matters as it may deem appropriate in connection with such proposed transfer, (y) completed any due diligence that it may desire to conduct with respect to the proposed transferee, including the conduct of lien searches, and the results thereof shall be reasonably satisfactory to the Collateral Agent, and (z) received satisfactory information concerning anti-money laundering and know your customer requirements, in each case in relation to the proposed transferee.

(c) Any Debtor may sell outright (i) any Loan, and any Collateral related to such Loan (excluding, for the avoidance of doubt, the Debtor Accounts), or (ii) any Acquired Property, in each case to a Person that is not an Affiliate of such Debtor (or of any Servicer with respect to any Grantor), provided that (x) such sale will not result in the loss or diminution of any rights of, or benefits afforded to, the Company under the Shared-Loss Agreement (including any result of the nature described in Section 4.1(k) hereof), including in relation to the Collateral proposed to be transferred (it being understood and agreed that this clause (x) may in effect require that the Receiver has consented to such sale), (y) such disposition is for fair value payable in full, and solely in cash, upon the consummation of such sale and (z) subject to the Minimum Deposit Provisions, all of such cash proceeds are deposited into the Collection Account immediately upon receipt. Any Debtor also may sell outright any Collateral to the Receiver as and when required to do so in accordance with, or in accordance with any right to do so set forth in, the terms of the Purchase and Assumption Agreement.

(d) Grantors may acquire and hold REO Property, in compliance with this Agreement.

(e) The Grantors may Dispose of Collateral as expressly permitted under Sections 3.2(a) or 3.5 of this Agreement. The Debtors, in the ordinary course of business and in the good faith exercise of their business judgment, and in any event to the extent permitted under the Servicing Obligations and subject to all of the terms and conditions of the Shared-Loss Agreement, may modify (including release) their rights against Borrowers or Obligors.

(f) Each Debtor other than the Company, if any, covenants to the Notes Designee and the Collateral Agent that, prior to the consummation of any transaction, or the occurrence of any other event, as a result of which such Debtor would cease to be a wholly-owned Subsidiary of the Company, it shall transfer, in accordance with Section 7.12(b) hereof, all Collateral then held by it to the Company or another wholly-owned Subsidiary of the Company. The Company shall cause each other Debtor to comply with the preceding sentence. From and after full compliance with this Section 7.12(f), with respect to a Debtor (other than the Company) that has ceased to constitute a wholly-owned Subsidiary of the Company, such Debtor shall cease to constitute a “Debtor” or a “Grantor” for any purpose of this Agreement and the Custodial and Paying Agency Agreement.

(g) No Debtor will (i) merge or consolidate with or into any other Person or (ii) sell or lease all or substantially all its assets to another Person, unless (A) (x) in the case of (i), either such Debtor shall be the continuing entity or (y) in the case of (i) (not within the ambit of (x)) or (ii), the successor, transferee or lessee entity (if other than the Company) shall expressly assume, by an agreement supplemental hereto for the express benefit of each of the Note Holder, the Lender, the Notes Designee and the Collateral Agent, executed and delivered (to the Collateral Agent and the Notes Designee) by such entity prior to or simultaneously with such consolidation, merger, sale or lease, the due and punctual payment of all obligations, and the due and punctual performance and observance of all of the provisions, under this Agreement and the other PA Financing Transaction Documents, to be paid, performed or observed by such Debtor, and (B) the consummation of such transaction will not result in any Default or Event of Default hereunder. For the avoidance of doubt, (I) no instrument delivered by a successor, transferee or lessee entity pursuant to the preceding sentence shall release any Debtor (including the Debtor party to the transaction described in the preceding sentence) from any of its obligations under any PA Financing Transaction Document and (II) the provisions of this Section 7.12(g) are in addition to, and do not modify in any respect, the other covenants and restrictions set forth in this Agreement (including Sections 7.12(a) and (f)).

(h) Upon execution of a Joinder Agreement by the Collateral Agent and a prospective “Debtor” and/or “Grantor”, such prospective “Debtor” and/or “Grantor”, as the case may be, shall thereafter for all purposes hereof (including for purposes of Section 3.1 hereof) be a party hereto as a “Debtor” and/or as a “Grantor” as applicable, with the same effect as if it had executed this Agreement. Each Grantor and Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor or Debtor hereunder, nor by any election of the Collateral Agent not to cause any particular Person to become a Debtor and/or a Grantor hereunder. This Agreement shall be fully effective as to any Person that is or becomes a party hereto as a “Grantor” and/or a “Debtor” regardless of whether any other Person becomes or fails to become or ceases to be a “Grantor” and/or a “Debtor” hereunder.

Section 7.13. Books and Records; Reports; Certifications; Compliance Reviews.

(a) Maintenance of Books and Records. Each Debtor shall keep and maintain, or cause to be kept and maintained (including by any Servicer with respect to such Debtor, and including records transferred by the Receiver in connection with its conveyance of the Loans and any Acquired Property pursuant to the Purchase and Assumption Agreement), at all times, at such Debtor’s office (or such other location or locations as may be approved by the Collateral Agent, such approval not to be unreasonably withheld), a complete and accurate set of files, books and records regarding the Collateral, the Loans, the Underlying Collateral and the Acquired Property owned or held by it and such Debtor’s and the Collateral Agent’s interests in the Collateral, the Loans, the Underlying Collateral and the Acquired Property, including records relating to the Debtor Accounts, Servicing Obligations, the disbursement of all Loan Proceeds, and any and all other matters known by such Debtor relating to, or to the rights or obligations of the Agents or the Grantors under, this Agreement or any other PA Financing Transaction

Document. This obligation to maintain a complete and accurate set of records shall encompass all files in the custody, possession or control of such Debtor pertaining to the Collateral, the Loans, the Underlying Collateral and the Acquired Property, including (except as required to be held by the Custodian pursuant to the Custodial and Paying Agency Agreement) all original and other documentation pertaining to the Collateral, the Loans, the Underlying Collateral and the Acquired Property, all documentation relating to items of income and expense pertaining to the Collateral, the Loans, the Underlying Collateral and the Acquired Property, and all internal memoranda of such Debtor with respect to such Debtor or any Servicer with respect to such Debtor pertaining thereto. Each Debtor shall also maintain complete and accurate records reflecting the status of taxes, ground leases or other recurring charges which would become a Lien on any Underlying Collateral held by it. The foregoing notwithstanding, no Debtor shall be deemed to be in breach of this Section 7.13(a) with respect to maintaining complete and accurate files, books and records to the extent that such failure existed at the Failed Bank immediately prior to the Closing Date, provided that the exception provided by this sentence shall only apply to the extent, and for so long as, such Debtor shall be using all commercially reasonable efforts to remedy such failure within a commercially reasonable time frame.

(b) Retention of Books and Records. Each Debtor shall cause all of the books and records described in Section 7.13(a) to be maintained and retained until the Retention Date. Each Debtor shall make all such books and records available (including to make copies of and extracts from the same) for inspection by any Agent or its representatives (including any Governmental Authority) and agents (including any independent contractors) at the offices of such Debtor (or such other location or locations at which such books and records may be maintained pursuant to Section 7.13(a)) at reasonable times during normal business hours on any Business Day, in each instance upon not less than five (5) Business Days’ prior notice to such Debtor (unless an Event of Default shall have occurred and be continuing, in which case no prior notice is required). Upon request by any Agent, such Debtor, at the sole cost and expense of the requesting Agent (unless an Event of Default shall have occurred and be continuing, in which case at such Debtor’s sole cost and expense), promptly shall send copies (the number of copies of which shall be reasonable) of such books and records to the requesting Agent. The Debtors shall use commercially reasonable efforts to provide the Agents with reasonable advance notice of any Grantor’s intention to destroy or dispose of any documents or files relating to the Collateral and, upon the request of an Agent, shall allow such Person, at its own expense (unless an Event of Default shall have occurred and be continuing, in which case at such Debtor’s sole cost and expense), to recover the same from such Grantor. No books or records required to be kept and maintained pursuant to Section 7.13(a) may be destroyed or disposed of at any time on or prior to the Retention Date without the prior written consent of the Collateral Agent.

(c) Reporting.

(i) As soon as practicable following, but no later than one hundred twenty (120) days immediately after, the end of each Fiscal Year, the Company shall cause its sole shareholder to deliver to the Collateral Agent and the Notes Designee, an audited consolidated balance sheet of the Company’s sole shareholder and its Subsidiaries as at the end of such Fiscal Year, and audited consolidated statements of operations and cash flow of the Company’s sole shareholder and its Subsidiaries for such Fiscal Year, each prepared in accordance with GAAP and accompanied by the Accountants’ report thereon, which shall be certified in the customary manner by the Accountants.

(ii) As soon as practicable following, but no later than forty-five (45) days immediately after, the end of each quarter of each Fiscal Year (other than the last quarter of such Fiscal Year), the Company shall cause its sole shareholder to deliver to the Collateral Agent and the Notes Designee an unaudited consolidated balance sheet of the sole shareholder of the Company and its Subsidiaries as at the end of such calendar quarter and an unaudited consolidated statements of operations and cash flow of the Company’s sole shareholder and its Subsidiaries for such calendar quarter, each prepared in accordance with GAAP.

(iii) The Debtors shall cause to be delivered to the Collateral Agent and the Notes Designee, such information as is specified in Exhibit Q (Form of Distribution Date Report) to the Custodial and Paying Agency Agreement and such other information relating to the Loans, the Underlying Collateral, the Acquired Property, the Collection Account, the Distribution Account, any Minimum Deposit Report, or any Borrower or Obligor as the Collateral Agent or the Notes Designee might reasonably request from time to time and, in any case, shall ensure that the Collateral Agent and the Notes Designee are promptly advised, in writing, of any matter of which any Grantor becomes aware relating to the Loans, the Underlying Collateral, the Acquired Property, the Collection Account, the Distribution Account, any Minimum Deposit Report, or any Borrower or Obligor that materially and adversely affects the interests of any of the Secured Parties.

(iv) Promptly after any Debtor shall obtain knowledge thereof, such Debtor shall notify the Collateral Agent and the Notes Designee:

(x) of the occurrence of any Default or Event of Default; or

(y) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Change.

Each notice pursuant to this Section 7.13(c)(iv) shall be accompanied by a certificate of a Responsible Officer of the Company (A) that such notice is being delivered pursuant to Section 7.13(c)(iv)(x) or (y) (as applicable) and (B) setting further details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.

(d) Distribution Date Report. Each calendar month, commencing December 2023, the Company shall cause to be furnished to the Collateral Agent and the Notes Designee, on or prior to the seventh Business Day preceding the Distribution Date occurring during such calendar month, the Distribution Date Report, which report shall specify the amounts and recipients of all funds to be distributed by the Paying Agent on such Distribution Date. The Distribution Date Report shall be certified by a Responsible Officer (or an equivalent officer) of the Company. The Company shall also cause the Paying Agent Report to be made available to the Collateral Agent and the Notes Designee in accordance with the terms of the Custodial and Paying Agency Agreement.

(e) Quarterly Compliance Certificates. The Company shall deliver to the Collateral Agent and the Notes Designee, on or before the 45th day after the end of each calendar quarter, an officer’s certificate stating, as to the signer thereof, that (i) a review of the Grantors’ respective activities during such preceding calendar quarter (or portion thereof) and of its performance pursuant to this Agreement, the Custodial and Paying Agency Agreement and the other PA Financing Transaction Documents has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge and belief, based on such review, each of the Grantors has fulfilled all of its obligations pursuant to this Agreement, the Custodial and Paying Agency Agreement and the other PA Financing Transaction Documents in all material respects throughout such calendar quarter or portion thereof or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure and the nature and status thereof. The first such officer’s certificate shall cover the period commencing on the Document Effective Date and continuing through the end of December 2023.

(f) Compliance Reviews. Until the Retention Date, each Grantor shall, and shall cause any Servicer for such Grantor to (i) provide each Agent and any of its representatives (including independent contractors), during normal business hours and on reasonable notice (but no less than five (5) Business Days’ notice), with access to all of the books and records described in Section 7.13(a), (ii) permit each Agent and any of its representatives (including independent contractors) to make copies of and extracts from the same, (iii) allow each Agent to cause such books to be reviewed or audited by accountants or other professionals selected by such Agent and (iv) allow each Agent and any of its representatives (including independent contractors and any Governmental Authority) to discuss the affairs, finances and accounts (of the Grantors or any Servicer with respect to any Grantor), as they relate to the Collateral, the Loans, the Underlying Collateral, the Acquired Property, the Servicing Obligations, the Debtor Accounts or any other matters relating to, or to the Agents, or the Grantors’ respective rights or obligations under, this Agreement or any other PA Transaction Financing Document, with such Grantor’s officers, directors, employees, accountants (and by this provision such Grantor hereby authorizes such professionals to discuss such affairs, finances and accounts with such representatives), any Servicer with respect to such Grantor and attorneys ((i) through (iv), collectively, a “Section 7.13(f) Review”). Any out-of-pocket expense incurred by any Agent in connection with the exercise by such Agent of its rights in this Section 7.13(f) shall be borne by such Agent; provided, however, that any expense incident to the exercise by any Agent of its rights pursuant to this Section 7.13(f) shall be borne by the Debtors (x) with respect to one (for all of the Agents combined) full Section 7.13(f) Review per year occurring other than during the continuance of an Event of Default and (y) with respect to any and all Section 7.13(f) Reviews occurring (or commenced) during the continuance of an Event of Default. For the avoidance of doubt, to the extent the Company is then-acting as the Custodian, any Section 7.13(f) Review of the Company may include a review of the Company’s compliance with the BIC Requirements.

(g) Trial Balance Reports. Promptly following any request from time to time of the Collateral Agent, the Company shall provide a trial balance report for the Loans having the fields described on Exhibit K (or, with respect to Additional Collateral following consultation with, on a time-of-the-essence basis, the Company regarding such request, such other fields as may be reasonably requested by the Collateral Agent from time to time), in electronic form.

(h) Failed Bank Records. For the avoidance of doubt, the foregoing Section 7.13 shall in no way limit the Company’s obligations with respect to the Failed Bank Records (as defined in the Purchase and Assumption Agreement) under the Purchase and Assumption Agreement (including, without limitation, Article VI of the Purchase and Assumption Agreement).

Section 7.14. Insurance.

(a) The Debtors shall, from and after the Document Effective Date or such earliest date thereafter as may be reasonably practicable, cause to be maintained, for the Underlying Collateral (with respect to which the Borrower has failed to maintain required fire, hurricane, flood and hazard insurance with extended coverage) and the Acquired Property, such insurance coverage as is customary in the area in which the Underlying Collateral or Acquired Property is located and in such amounts and with such deductibles as, from time to time, are customarily carried under similar circumstances by other similarly-situated Persons. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof, and (ii) with respect to any policy insuring a Grantor or Underlying Collateral, name the Secured Parties as additional insureds (in the case of liability insurance) and name the Collateral Agent as loss payee (in the case of property insurance).

(b) The Debtors shall, and shall cause any Servicer with respect to any Grantor to, at all times maintain in effect a blanket fidelity bond and an errors and omissions insurance policy affording, in each case, coverage with respect to all officers, directors, employees, Affiliates and agents acting on behalf of any Grantor, or any such Servicer, as applicable, and covering errors and omissions in the performance of the Servicing Obligations. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount that would meet the requirements of Fannie Mae if Fannie Mae were the purchaser of the Loans (with respect to any Loan of a type that Fannie Mae does not purchase, as if such Loan was a multi-family loan of a type that Fannie Mae does purchase). The Company shall notify the Collateral Agent immediately of the cancellation or the receipt of a notice of cancellation of any policy and the efforts made to obtain replacement coverage. All such insurance, and all other liability insurance policies of the Grantors, or any of them, applicable to the ownership, operation or servicing of any of the Collateral, shall name the Secured Parties as additional insureds.

(c) All insurance policies required pursuant to this Section 7.14 and/or Section 7.16 (other than the other liability insurance policies mentioned in the parenthetical in the last sentence of Section 7.14(b)) shall be written with carriers having a minimum insurer rating of A- VIII from A.M. Best and A from S&P and licensed in the applicable jurisdiction to write the policy in question.

(d) The Debtors shall provide the Collateral Agent with (i) certificates evidencing the fidelity bonds or insurance coverage required pursuant to this Section 7.14 and/or Section 7.16 within thirty (30) Business Days following the Document Effective Date and each anniversary of the Document Effective Date thereafter for as long as this Agreement is in effect and otherwise upon request of the Collateral Agent and (ii) copies of fidelity bonds and insurance policies required to be maintained pursuant to this Section 7.14 and/or Section 7.16 upon request of the Collateral Agent, for as long as this Agreement is in effect.

Section 7.15. Debtors’ Duty to Advise Collateral Agent and Notes Designee; Delivery of Certain Notices Upon becoming aware thereof, each Debtor shall cause to be delivered to the Collateral Agent and the Notes Designee information indicating any Environmental Hazards with respect to any Collateral or Underlying Collateral. To the extent the Collateral Agent or the Notes Designee requests information that is dependent upon obtaining such information from a Borrower, Obligor or other third party, the Debtors shall cause to be made commercially reasonable efforts to obtain such information but it shall not be a breach by any Debtor of this Agreement if the Debtors fail to cause such information to be provided to the Collateral Agent or the Notes Designee because a Borrower, Obligor or other Person (other than a Servicer with respect to any Grantor) has failed to provide such information after such efforts have been made.

Section 7.16. Administration of REO Properties The following terms and conditions shall be binding on each Grantor with respect to any REO Properties that remain part of the Collateral and the Borrowing Base, in addition to any other terms and conditions concerning the same subject matter set forth in this Agreement and any of the other PA Financing Transaction Documents:

(a) Insurance. With respect to each REO Property, the Debtors shall maintain, with financially sound and reputable insurers, insurance (including, as applicable, public liability insurance, property insurance, flood insurance, boiler and machinery insurance, business interruption or rent insurance and other insurance), in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions, in each case as are customarily maintained by property owners for other real property and buildings similar to such REO Property in the area in which such REO Property is located, all as determined by the Debtors in accordance with the Servicing Obligations and the provisions of this Agreement and the PA Financing Transaction Documents. All insurance policies shall name the Collateral Agent and the applicable Grantor as an additional insured, loss payee or mortgagee thereunder, as applicable, as its interest may appear. Each policy shall provide that such policy may not be cancelled or materially changed except upon thirty (30) days’ prior written notice to the applicable Grantor and to the Collateral Agent, and shall further provide that no act or thing done by the applicable Grantor shall invalidate any policy as against the Collateral Agent.

(b) Leasing Covenants. With respect to each REO Property, the Debtors shall (i) perform its obligations under the leases to which it is a party in all material respects and (ii) enforce, in accordance with commercially reasonable practices for properties similar to the applicable REO Property, the material obligations to be performed by the tenants under such leases.

(c) Zoning. No Debtor shall initiate or consent to any zoning reclassification of any portion of the REO Property owned by such Debtor, or use or permit the use of any portion of an REO Property in any manner that would result in such use (taking into account any applicable variance obtained in accordance with the Servicing Obligations) becoming a non-conforming use under any zoning ordinance or any other applicable land use Law, without the prior consent of the Collateral Agent.

(d) No Joint Assessment. No Debtor shall suffer, permit or initiate the joint assessment of REO Property (i) with any other real property constituting a tax lot separate from such REO Property, and (ii) with any portion of an REO Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such REO Property.

(e) Maintenance, Repairs and Alterations. From and after the completion of any buildings or other improvements at an REO Property, each applicable Debtor shall maintain such REO Property in a good and safe condition and repair (subject to such alterations as such Debtor may from time to time determine to be appropriate in accordance with the Servicing Obligations and applicable requirements herein and in any PA Financing Transaction Document) and in accordance with applicable Law.

(f) Property Management. All property managers with respect to any REO Property shall, in their respective property management agreements or by separate agreement, subordinate their rights under such agreements (including their right to receive management fees) to the rights and interest of the Collateral Agent under the applicable REO Mortgage, provided that the Grantors shall, with respect to any property management agreement in effect on the date hereof (as so in effect), only be required to use all commercially reasonable efforts to fulfill this Section 7.16(f).

(g) Ground Leases. With respect to any REO Property that is leased by a Grantor under a ground or other lease (in each case, a “ground lease”), each applicable Debtor shall (i) pay all rents and other sums required to be paid by the tenant under and pursuant to the provisions of the applicable ground lease as and when such rent or other charge is payable, and (ii) diligently and timely perform and observe all of the terms, covenants and conditions binding on the tenant under the ground lease. No Debtor shall subordinate or consent to the subordination of any ground lease to any mortgage, lease or other interest on or in the ground lessor’s interest in the applicable REO Property without the prior consent of the Collateral Agent unless such subordination is required under the provisions of such ground lease.

(h) Additional Construction Covenants. In the event any Debtor elects to fund the construction of the REO Property, then such Debtor shall pursue with diligence the construction of the REO Property owned by such Debtor (i) in accordance with the construction, construction management (if any) and all other material contracts relating to such construction, and all requirements of Law, all restrictions, covenants and easements affecting such REO Property, and all applicable governmental approvals, (ii) in substantial compliance with the plans and specifications therefor as in existence on the Closing Date and as thereafter modified by such Debtor in its reasonable business judgment exercised in accordance with the Servicing Obligations and applicable provisions in this Agreement and any PA Financing Transaction Document, (iii) in a good and workmanlike manner and free of defects, and (iv) in a manner such that such REO Property remains free from any Liens, claims or assessments (actual or contingent) for any material, labor or other item furnished in connection therewith.

(i) REO Property Generally. In addition to, and not in limitation of, its other covenants hereunder, in operating, managing, leasing or disposing of any REO Property, each Debtor shall act in the best interests of such Debtor and in accordance with the Servicing Obligations.

(j) Reports. Each Debtor shall furnish to each Agent such reports regarding the construction, leasing and sales efforts of or relating to the REO Property as such Agent shall reasonably request from time to time.

ARTICLE VIII

Required Consent; Limits Liability

Section 8.1. Required Consents; Limits Liability. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not enter into, or consent or otherwise agree to, any amendment or modification to, or waiver of, any terms of the Purchase and Assumption Agreement (including any amendment or modification to, or waiver of, any terms of the Shared-Loss Agreement) without the prior written consent of the Notes Designee, which consent may be withheld or conditioned in the sole and absolute discretion of the Notes Designee.

Section 8.2. Limitation of Liability.

(a) Liability Generally. Neither the Secured Parties nor any of their respective Affiliates, nor any of their respective officers, directors, employees, partners, principals or agents, shall be liable for any action taken or omitted to be taken by them or any one of them under this Agreement or in connection with any Collateral or any portion thereof, except that this sentence shall not apply to any act or omission constituting bad faith or willful misconduct. In the event the Collateral Agent, the Notes Designee, the Note Holder or the Lender exercises its or their rights pursuant to Article V of this Agreement, none of the Secured Parties, nor any of their respective Affiliates, nor any of their respective officers, directors, employees, partners, principals or agents, shall be liable for any action taken or omitted to be taken by them or any one of them pursuant to this Agreement or in connection with any Collateral or any portion thereof, except this sentence shall not apply to any act or omission constituting bad faith or willful misconduct.

(b) Reliance on Notices, etc. No Secured Party shall incur any liability to any Grantor or any other Secured Party by acting in good faith upon any notice, consent, certificate or other instrument or writing (including telegram, cable, telex or telecopy) that is reasonably believed by such Secured Party to be genuine and to have been signed or sent by the proper party and that on its face is properly executed.

(c) No Consequential Damages. In addition to and without limitation of the exculpatory effects of Sections 8.2(a) and (b), regardless of the legal theory upon which any claim against any Secured Party is based, including any claim based on contract, tort, strict liability, or fraud, no Secured Party shall be liable for, and no Grantor may recover from any Secured Party, any amounts other than actual losses, costs and expenses incurred by the party asserting the claim. Without limiting the foregoing, no Secured Party shall be liable for, and no Grantor shall be entitled to recover from any Secured Party, any consequential, special, indirect, punitive, treble, nominal or exemplary damages, business interruption costs or expenses, or damages for lost profits, operating losses or lost investment opportunity (regardless of whether any such damages are characterized as direct or indirect), each of which is and all of which are hereby excluded, regardless of whether the party against whom such damages may be claimed has been advised of the possibility of any such damages, unless (in each case) such losses are incurred by the party asserting the claim as a direct result of a claim asserted against such party by a third party. For purposes of this Section 8.2, any claims asserted against any Grantor by (i) any Affiliate of such, or any other, Grantor, or (ii) any officer, director, employee, partner, principal, Servicer or agent of or for such, or any other, Grantor, or of any Affiliate of such, or any other Grantor, shall not constitute claims asserted by a third party.

ARTICLE IX

Release of Collateral

Section 9.1. Release of Collateral by Collateral Agent. The Collateral Agent shall release its Lien on any Collateral, solely to the extent necessary, (a) upon a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof, (b) upon payment of any Loan in full and satisfaction in full of all of the secured obligations with respect to a Loan or upon receipt of a discounted payoff as payment in full of a Loan, (c) in connection with the foreclosure on a Mortgaged Property, acceptance of a deed in lieu thereof, or (d) in connection with any Debtor’s sale, transfer or other Disposition of a Loan or any Collateral to the extent permitted under Section 7.12(c) or I, provided, that the proceeds of such sale, transfer or other Disposition are deposited into the Collection Account if so required under the Custodial and Paying Agency Agreement, including the Minimum Deposit Provisions. Upon any such release, the Collateral Agent (a) upon the written request of the Company shall promptly execute and deliver all such documentation, Uniform Commercial Code termination statements and instruments as are necessary to release the Liens on such Collateral created pursuant to this Agreement, and (b) agrees, at the reasonable request of the Company, to furnish, execute and deliver such documents, instruments, certificates, notices or further assurances as the Company may reasonably request as necessary or desirable to effect such termination and release; provided, however, that all documents, statements, instruments, certificates, notices or further assurances to be furnished, executed or delivered by the Collateral Agent pursuant to this sentence shall be (i) prepared by the Company and (ii) at the Company’s sole cost and expense.

ARTICLE X

Collateral Agent

Section 10.1. Appointment and Authorization of Collateral Agent. The Collateral Agent is hereby irrevocably appointed, designated and authorized to act as the agent of (and to hold any security interest created by any PA Financing Transaction Document for and on behalf of or on trust for) the Note Holder and the Lender and each other Secured Party for purposes of (i) acquiring, holding and enforcing any and all Liens on the Collateral granted by any Grantor to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto, and (ii) making such determinations, and exercising or fulfilling such powers, rights, remedies, obligations, discretion and/or authority, as are expressly set forth in, and otherwise acting as the “Collateral Agent” as expressly set forth in, any PA Financing Transaction Document. In this capacity, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent for the purposes set forth in the preceding sentence), shall be entitled to the benefits of all provisions of this Article X as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent hereunder. Notwithstanding any provision to the contrary contained elsewhere herein or in any other PA Financing Transaction Document, the Collateral Agent shall have no duties or responsibilities, except those expressly set forth herein or in the other PA Financing Transaction Documents, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Secured Party or participant of a Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other PA Financing Transaction Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other PA Financing Transaction Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Nothing in any PA Financing Transaction Document shall be construed to limit the right of the Notes Designee and the Collateral Agent to enter into such further agreements as they, in their sole discretion, deem necessary or appropriate with respect to the purposes of the Collateral Agent’s appointment as described in the first sentence of this Section 10.1(a), including the manner in which the Note Holder, the Notes Designee and/or the Lender may instruct the Collateral Agent to act under any PA Financing Transaction Document, voting among the Note Holder and/or the Lender, and indemnification by the Note Holder and/or the Lender of the Collateral Agent. Anything in Section 11.11 hereof to the contrary notwithstanding, the Notes Designee and the Collateral Agent may amend this Article X in any manner (with respect to the subject matter of this Article X) without the approval of (but with notice to) the Company so long as such amendment does not adversely affect the Company in any material respect.

Section 10.2. Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement or any other PA Financing Transaction Document (including for purposes of holding or enforcing any Lien on the collateral (or any portion thereof) granted under any PA Financing Transaction Document or of exercising any rights and remedies thereunder) by or through agents, sub-agents, employees or attorneys-in-fact as shall be deemed necessary by the Collateral Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties, and to rely on any such advice. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of bad faith or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

Section 10.3. Liability of Collateral Agent. Neither the Collateral Agent, nor any of its Affiliates or officers, directors, employees, agents, sub-agents or attorneys-in-fact of any of them, shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other PA Financing Transaction Document or the transactions contemplated hereby (except that this clause (a) shall not apply to the Collateral Agent’s own bad faith or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Secured Party for any recital, statement, representation or warranty made by any Grantor or any officer thereof, contained herein or in any other PA Financing Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other PA Financing Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other PA Financing Transaction Document, or the perfection or priority of any Lien or security interest created or purported to be created under any PA Financing Transaction Document, or for any failure of any Grantor or any other party to any PA Financing Transaction Document to perform its obligations hereunder or thereunder. Neither the Collateral Agent, nor any of its Affiliates or officers, directors, employees, agents, sub-agents or attorneys-in-fact of any of them, shall be under any obligation to any Secured Party or participant to (i) ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or any other PA Financing Transaction Document or (ii) inspect the properties, books or records of any Grantor, Borrower or Obligor or any of their respective Affiliates.

Section 10.4. Reliance by the Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Grantor), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under any PA Financing Transaction Document unless it shall first receive such advice or concurrence of the Notes Designee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Note Holder and/or the Notes Designee against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other PA Financing Transaction Document in accordance with a request or consent of the Notes Designee and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties. Anything in this Section 10.4(a) above (or the rest of this Agreement) to the contrary notwithstanding, the Collateral Agent may not agree to any amendment of, or grant any waiver in respect of any of the provisions of, any PA Financing Transaction Document except at, and shall execute any amendment of, or waiver in respect of any of the provisions of, any

PA Financing Transaction Document at, the direction of the Notes Designee (provided that the Collateral Agent shall not be required to execute any such amendment or waiver that affects the rights or duties of, or any fees or other amounts payable to, the Collateral Agent under this Agreement or any other PA Financing Transaction Document).

Section 10.5. Knowledge of Collateral Agent. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from a Grantor or any Secured Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent will notify the Notes Designee of its receipt of any such notice. The Collateral Agent shall take such action with respect to any Event of Default as may be directed by the Notes Designee in accordance with Article V; provided, however, that (i) the Collateral Agent may not release any substantial portion of the Collateral (except as required pursuant to the express terms of this Agreement) without the prior written consent of the Notes Designee and (ii) unless and until the Collateral Agent has received any such direction, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Secured Parties.

Section 10.6. Successor Collateral Agent. The Collateral Agent may resign as the Collateral Agent upon thirty (30) days’ notice to the Notes Designee and the Company. If the Collateral Agent resigns under this Agreement, the Notes Designee shall, in consultation with, on a time-of-the-essence basis, and subject to the prior written consent (not to be unreasonably withheld or delayed) of the Company, appoint a successor collateral agent for the Secured Parties. If no successor collateral agent is appointed prior to the effective date of the resignation of the Collateral Agent, the retiring Collateral Agent may appoint, after consulting with the Notes Designee and the Company, a successor collateral agent. Upon the acceptance of its appointment as successor collateral agent hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the REO Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Notes Designee may request, in order to continue the perfection of the Liens granted or purported to be granted to the Collateral Agent by the PA Financing Transaction Documents, the Person acting as such successor agent shall succeed to all the rights, powers, discretions, privileges and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers, discretions, privileges and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Article X, and Sections 11.2 and 11.4, shall continue in effect for the benefit of such retiring Collateral Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

Section 10.7. Collateral Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Grantor, the Collateral Agent (irrespective of whether the principal of the Purchase Money Note or the Facility Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on any Grantor) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Purchase Money Note, the Facility Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured parties under Section 11.2 and/or Section 11.4) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Note Holder and/or the Lender, to pay to the Collateral Agent any amount due the Collateral Agent under Section 11.2 and/or Section 11.4.

Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of the Note Holders or the Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of the Note Holder or the Lender or to authorize the Collateral Agent to vote in respect of the claim of the Note Holder or the Lender in any such proceeding.

ARTICLE XI

Miscellaneous

Section 11.1. Attorney-in-Fact. Each power of attorney granted hereby by any Grantor (i) is granted to each of the Person or Persons specified with full power of substitution in the premises, (ii) is coupled with an interest and is irrevocable, (iii) shall survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of such (or any other) Grantor or the transfer of all or any portion of such (or any other) Grantor’s properties or assets and (iv) shall extend to such Grantor’s successors, assigns and legal representatives.

Section 11.2. Attorney Costs, Expenses and Taxes. Each party shall bear its own costs and expenses (including Attorney Fees) incurred in connection with the preparation and negotiation of this Agreement, the Custodial and Paying Agency Agreement and the Account Control Agreement (as originally executed). The Company agrees to pay or reimburse the Agents, the Note Holder and the Lender for all reasonable costs and expenses (including Attorney Fees) incurred in connection with (a) the preparation, negotiation and execution of any amendment, waiver, consent or other modification of the provisions hereof and any other PA Financing Transaction Document requested by any Grantor (whether or not the transactions contemplated thereby are consummated), (b) any workout proceeding relating to the Secured Obligations, (c) the enforcement of any rights or remedies under this Agreement or any other PA Financing Transaction Document (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Fees of counsel to the Agents, the Note Holder and the Lender) or (d) any proposed transfer pursuant to Section 7.12(b) hereof. Any such obligation of the Debtors under this Section 11.2 shall become part of the Secured Obligations secured by this Agreement. The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees and taxes related thereto, and other expenses incurred by the applicable Person. The agreements in this Section shall survive the termination of this Agreement and repayment of all other Secured Obligations. All amounts due under this Section shall be payable on demand.

Section 11.3. Termination of Security Interest. Upon the satisfaction and discharge in full of the Secured Obligations and the termination or expiration of the Commitments, the security interest and all other rights granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such satisfaction and discharge, the Collateral Agent (a) upon the written request of the Company shall promptly execute and deliver all such documentation, Uniform Commercial Code termination statements and instruments as are necessary to release the Liens created pursuant to this Agreement and to terminate this Agreement, and (b) agrees, at the reasonable request of the Company, to furnish, execute and deliver such documents, instruments, certificates, notices or further assurances as the Company may reasonably request as necessary or desirable to effect such termination and release, all at the Company’s sole cost and expense.

Section 11.4. Indemnification.

(a) The Debtors shall indemnify and hold harmless (A) each Agent, each Note Holder, each Lender and the FDIC (in any capacity), (B) each of the respective Affiliates of the Persons listed or described in clause (A), and (C) the respective officers, directors, employees, partners, principals, agents and contractors of each of the Persons listed or described in clauses (A) or (B) ((A), (B) and (C), collectively, the “Indemnified Parties”), from and against any losses, damages, liabilities, costs and expenses (including Attorney Fees and litigation and similar costs, and other reasonable and documented out-of-pocket expenses incurred in investigating, defending, asserting or preparing the defense or assertion of any of the foregoing), deficiencies, claims, interest, awards, judgments, penalties and fines (collectively, “Losses”) incurred by or asserted against any Indemnified Party directly or indirectly arising out of, in connection with, or resulting from, in whole or in part, (i) the execution or delivery of, or the existence of, this Agreement or any other PA Financing Transaction Document, or any other document contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, (ii) any breach of a representation or warranty made by any Grantor in this Agreement or any other PA Financing Transaction Document, (iii) any breach by (x) any Grantor, (y) any Affiliate of any Grantor or (z) any of the respective officers, directors, employees, partners, principals, agents or contractors of any Grantor or any Affiliate of any Grantor ((x), (y) and (z) collectively, “Related Entities”) of any of their respective obligations under or covenants or agreements contained in this Agreement, or any other PA Financing Transaction Document (including any claim asserted by any Secured Party against any Grantor to enforce its rights pursuant to Article V hereof), or any third-party allegation or claim based upon facts alleged that, if true, would constitute such a breach, (iv) except as otherwise provided in this Agreement or any other PA Financing Transaction Document, the negotiation, enforcement, amendment or other modification of any PA Financing Transaction Document, (v) any actual or asserted Environmental Hazard related to any Mortgaged Property or any REO Property, (vi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Grantor or any of their respective Related Entities, shareholders or creditors, and regardless of whether any Indemnified Party is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of any Indemnified Party, or (vii) any gross negligence, bad faith or willful misconduct of any of the Related Entities (including any act or omission constituting theft, embezzlement, breach of trust or violation of any Law) thereto; provided that such indemnity shall not, as to any particular Indemnified Party, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Party. (Each of the foregoing clauses (i) through (vii) is in addition to, and not in limitation of, any of the other such clauses.) Such indemnity shall survive the termination of this Agreement. Insofar as this Section 11.4(a) applies to the FDIC (in any capacity), or applies to the Receiver as such (as opposed to the Receiver as the initial Note Holder or the initial Lender and/or as an Agent), references in this Section 11.4(a) to any PA Financing Transaction Document shall exclude the Purchase and Assumption Agreement. This Section 11.4(a) shall continue to apply to any Person that was, but has ceased to be, an Indemnified Party, but only with respect to the period during which such Person was an Indemnified Party.

(b) If for any reason the indemnification provided for herein is unavailable or insufficient to hold harmless the Indemnified Parties, the Debtors shall, jointly and severally, contribute to the amount paid or payable by the Indemnified Parties as a result of the Losses of the Indemnified Parties in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties, on the one hand, and the Grantors, on the other hand, in connection with the incurrence of such Losses.

SECTION 11.5. Governing Law THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, PERFORMANCE AND THE CREATION, VALIDITY, ENFORCEMENT OR PRIORITY OF THE LIEN OF, AND SECURITY INTERESTS CREATED BY, THIS AGREEMENT IN OR UPON THE COLLATERAL, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAW RULES OR PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE LIEN AND SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND EACH PARTY TO THIS AGREEMENT UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT EITHER (1) THE LAWS OF ANY OTHER JURISDICTION GOVERN THIS AGREEMENT OR (2) THE PROVISIONS OF THIS SECTION 11.5 DO NOT APPLY TO ANY OTHER PA FINANCING TRANSACTION DOCUMENT. NOTHING IN THIS AGREEMENT SHALL REQUIRE ANY UNLAWFUL ACTION OR INACTION BY ANY PARTY TO THIS AGREEMENT.

Section 11.6. Jurisdiction, Venue and Service.

(a) Each Grantor hereby irrevocably and unconditionally:

(i) consents to the jurisdiction of the United States District Court for the Southern District of New York and to the jurisdiction of the United States District Court for the District of Columbia for any suit, action or proceeding against it commenced by the FDIC (in any capacity) arising out of, relating to, or in connection with this Agreement or any other PA Financing Transaction Document, and waives any right to:

(A) remove or transfer such suit, action or proceeding to any court or dispute-resolution forum other than the court in which the FDIC (in the capacity in which it is a party in such suit, action or proceeding) files the suit, action or proceeding without the consent of the FDIC (in the capacity in which it is a party in such suit, action or proceeding);

(B) assert that venue is improper in either the United States District Court for the Southern District of New York or the United States District Court for the District of Columbia; or

(C) assert that the United States District Court for the Southern District of New York or the United States District Court for the District of Columbia is an inconvenient forum.

(ii) consents to the jurisdiction of the Supreme Court of the State of New York for any suit, action or proceeding against it commenced by the FDIC (in any capacity) arising out of, relating to, or in connection with this Agreement or any other PA Financing Transaction Document, and waives any right to:

(A) remove or transfer such suit, action or proceeding to any other court or dispute-resolution forum, other than the courts identified in Section 11.6(a)(i), without the consent of the FDIC (in the capacity in which it is a party in such suit, action or proceeding);

(B) assert that venue is improper in the Supreme Court of the State of New York; or

(C) assert that the Supreme Court of the State of New York is an inconvenient forum.

(iii) agrees to bring any suit, action or proceeding by it against the FDIC (in any capacity) arising out of, relating to, or in connection with this Agreement or any other PA Financing Transaction Document exclusively in either the United States District Court for the Southern District of New York or the United States District Court for the District of Columbia, and waives any right to remove or transfer such suit, action or proceeding to any other court or dispute-resolution forum without the consent of the FDIC (in the capacity in which it is a party in such suit, action or proceeding), and agrees to consent thereafter to transfer of the suit, action or proceeding to either the United States District Court for the Southern District of New York or the United States District Court for the District of Columbia at the option of the FDIC (in the capacity in which it is a party in such suit, action or proceeding); and

(iv) agrees, if the United States District Court for the Southern District of New York and the United States District Court for the District of Columbia both lack jurisdiction to hear a suit, action or proceeding falling within Section 11.6(a)(iii), to bring that suit, action or proceeding exclusively in the Supreme Court of the State of New York, and waives any right to remove or transfer such suit, action or proceeding to any other court or dispute-resolution forum without the consent of the FDIC (in the capacity in which it is a party in such suit, action or proceeding).

(b) Each Grantor hereby irrevocably and unconditionally agrees that any final judgment entered against it in any suit, action or proceeding falling within Section 11.6(a) may be enforced in any court of competent jurisdiction.

(c) Subject to the provisions of Section 11.6(d), each Grantor hereby irrevocably and unconditionally agrees that service of all writs, process and summonses in any suit, action or proceeding pursuant to Section 11.6(a) or Section 11.6(b) may be effected by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address for notices pursuant to Section 11.8 (with copies to such other Persons as specified therein); provided, however, that nothing contained in this Section 11.6(c) shall affect the right of any party to serve process in any other manner permitted by Law.

(d) Nothing in this Section 11.6 shall constitute consent to jurisdiction in any court by the FDIC (in any capacity) or in any way limit the right of the FDIC (in any capacity) to remove, transfer, seek to dismiss, or otherwise respond to any suit, action, or proceeding against it in any forum.

Section 11.7. Waiver of Jury. EACH GRANTOR, AND EACH OTHER PARTY HERETO, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 11.8. Notices. All notices, requests, demands, and other communications required or permitted to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered electronically to the electronic mail address of such party specified below for such Person or such other electronic mail address as shall be designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given or made when delivered.

FDIC (including the FDIC in its capacity as Receiver, Lender, as the Collateral Agent or as the Notes Designee)

Mark L Patterson

Federal Deposit Insurance Corporation

Chief, Structured Transactions and Oversight Section

3501 North Fairfax Dr.

VA SQ 3701-10038

Arlington, VA 22203

Email Address: STCreditMailbox@fdic.gov

with a copy to:

FDIC Legal Division

Email Address: krusso@fdic.gov

Company

First-Citizens Bank & Trust Company

4300 Six Forks Road

Raleigh, North Carolina 27609

Attention: Chief Financial Officer

Email Address: craig.nix@firstcitizens.com

with a copy to:

First-Citizens Bank & Trust Company

4300 Six Forks Road

Raleigh, North Carolina 27609

Attention: Treasurer

Email Address: tom.eklund@firstcitizens.com

Section 11.9. Assignment. This Agreement shall inure to the benefit of and be binding on and enforceable against the parties hereto and their respective successors and assigns (including, for the avoidance of doubt, the Persons from time to time serving as the Collateral Agent and/or the Notes Designee (in their respective capacities as such)); provided, however, that no Grantor shall assign its rights hereunder in whole or in part without the prior written consent of the Collateral Agent, and any such assignment without such consent shall be null and void ab initio.

Section 11.10. Entire Agreement. This Agreement, together with the other PA Financing Transaction Documents, contains the entire agreement among, and supersedes any and all other prior agreements whether oral or written among the parties with respect to the subject matter hereof and thereof, provided that any confidentiality agreement between the FDIC (in any capacity) and the Company with respect to the transactions that are the subject of this Agreement and/or any other PA Financing Transaction Document shall remain in full force and effect to the extent provided therein.

Section 11.11. Amendments and Waivers. No provision of this Agreement may be amended or waived except in writing executed by, and any provision of this Agreement may be amended or waived in a writing executed by, all of the parties to this Agreement (in the case of the Collateral Agent, acting at the direction, or with the consent, of the Notes Designee). Nothing in this Section 11.11 limits or qualifies the last sentence of Section 10.1 hereof or the third-to-last, or penultimate, sentence of Section 12.1 hereof. Anything in the first sentence of this Section 11.11 to the contrary notwithstanding, neither Section 11.4 or 11.6 hereof may be modified or waived in relation to the FDIC (in any capacity) without the prior written consent of the FDIC in its corporate capacity.

Section 11.12. [Reserved]

Section 11.13. Reinstatement. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment pursuant to this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, liquidation of any Grantor or upon the dissolution of, or appointment of any intervenor or conservator or, or trustee or similar official for, any Grantor or any substantial part of any Grantor’s assets, or otherwise, all as though such payments had not been made, and the Debtors shall pay each Secured Party on demand all reasonable costs and expenses (including Attorney Fees) incurred by such Secured Party in connection with such rescission or restoration.

Section 11.14. Interpretation; No Presumption. Headings are intended solely for convenience of reference and shall not affect the meaning or interpretation of the provisions of this Agreement. This Agreement shall be construed fairly as to each party hereto and if at any time any such term or condition is desired or required to be interpreted or construed, no consideration shall be given to the issue of who actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

Section 11.15. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective, but such ineffectiveness shall be limited as follows: (a) if such provision is prohibited or unenforceable in such jurisdiction only as to a particular Person or Persons and/or under any particular circumstance or circumstances, such provision shall be ineffective, but only in such jurisdiction and only with respect to such particular Person or Persons and/or under such particular circumstance or circumstances, as the case may be; (b) without limitation of clause (a), such provision shall in any event be ineffective only as to such jurisdiction and only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; and (c) without limitation of clauses (a) or (b), such ineffectiveness shall not invalidate any of the remaining provisions of this Agreement. Without limitation of the preceding sentence, it is the intent of the parties to this Agreement that in the event that in any court proceeding, such court determines that any provision of this Agreement is prohibited or unenforceable in any jurisdiction (because of the duration or scope (geographic or otherwise) of such provision, or for any other reason) such court shall have the power to, and shall, (p) modify such provision (including without limitation, to the extent applicable, by limiting the duration or scope of such provision and/or the Persons against whom, and/or the circumstances under which, such provision shall be effective in such jurisdiction) for purposes of such proceeding to the minimum extent necessary so that such provision, as so modified, may then be enforced in such proceeding and (q) enforce such provision, as so modified pursuant to clause (p), in such proceeding. Nothing in this Section 11.5 is intended to, or shall, limit (x) the ability of any party to this Agreement to appeal any court ruling or the effect of any favorable ruling on appeal or (y) the intended effect of Section 11.5.

Section 11.16. Survival. All representations and warranties made hereunder and in any other PA Financing Transaction Document shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Secured Parties, regardless of any investigation made by or on behalf of the Secured Parties (or any of them) and notwithstanding that the Secured Parties may have had notice or knowledge of any Default at the Closing Date, and shall continue in full force and effect as long as any Purchase Money Note, any Facility Loans or any other Obligation shall remain unpaid or unsatisfied or any Commitment shall remain outstanding. All obligations made herein shall survive the execution and delivery of this Agreement. Except as otherwise provided in this Agreement or implied by applicable Law, the obligations of each Grantor set forth in this Agreement shall terminate only upon the satisfaction and discharge in full of the Secured Obligations and the expiration or termination of the Commitments.

Section 11.17. No Third Party Beneficiaries. This Agreement is made for the sole benefit of the Secured Parties and the Grantors and their respective successors and permitted assigns, and no other Person or Persons (including Borrowers, Obligors, or any co-lender or other Person with any interest in or liability under any of the Loans) shall have any rights or remedies under or by reason of this Agreement. The preceding sentence notwithstanding, (i) to the extent that this Agreement confers directly any rights, remedies or other benefits upon any Note Holder, any Lender or any other Person (not a party to this Agreement), this Agreement (subject to Sections 11.5 and 11.7 hereof as if such other Person was a party hereto, and in any event to Section 11.11 hereof) also shall inure to the benefit of, and may be enforced by, such Note Holder, such Lender or such other Person, as the case may be, and (ii) each party hereto, and each Note Holder or Lender, may enforce Section 11.4 hereof on behalf of or otherwise with respect to any other Indemnified Party in relation to itself.

Section 11.18. Counterparts; Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same agreement. This Agreement and any amendments hereto, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No signatory to this Agreement shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.

Section 11.19. USA PATRIOT Act. The Note Holder and the Lender hereby notify each Grantor, that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), they may be required to obtain, verify and record information that identifies each Grantor, which information includes the name and address of each Grantor and other information that will allow the Note Holder and the Lender to identify each Grantor in accordance with the Act.

Section 11.20. Cooperation With Future Receiver Note Dispositions and Receiver Facility Dispositions.

Each Grantor acknowledges, consents and agrees that the Receiver may effect Receiver Note Dispositions and Receiver Facility Dispositions. Each Grantor covenants and agrees that, except as otherwise provided in this Agreement or any other PA Financing Transaction Document, such Grantor shall at its own expense, engage such counsel and other third parties and otherwise cooperate with and assist the Receiver, on a time-of-the-essence basis, in any actual or proposed Receiver Note Disposition or Receiver Facility Disposition, as may be requested by the Receiver from time to time, including, without limitation, the cooperation and assistance set forth in Section 2.11(e)(i)-(iv) of the Custodial and Paying Agency Agreement (in the case of a Receiver Note Disposition) and the provisions set forth in Section 10.07(e)(i)-(iv) of the Advance Facility Agreement (in the case of a Receiver Facility Disposition). Such Sections are hereby incorporated by reference herein as if they were expressly set forth herein mutatis mutandis (including, for the avoidance of doubt, by replacing “Company” with “Grantor”).

Section 11.21. [Reserved].

Section 11.22. Certain Provisions Regarding Shared-Loss Agreement.

(a) The Company irrevocably and unconditionally consents to the Receiver, in its discretion, until the Secured Obligations have been paid in full, the Commitments have been terminated or have expired and this Agreement has been terminated, making any payment becoming due to the Company under the Shared-Loss Agreement from time to time directly into the Collection Account subject to the Minimum Deposit Provisions.

(b) For the avoidance of doubt, with respect to the Purchase and Assumption Agreement, this Agreement shall have the same effect (and only the same effect) as if a Person other than the Receiver was the Notes Designee and the Collateral Agent. To that effect, nothing herein (including Section 11.22(a)) constitutes or shall be construed as (i) an agreement by the Receiver, in its capacity as a party to the Purchase and Assumption Agreement, to amend or modify the Purchase and Assumption Agreement in any respect, or (ii) any consent or waiver (including any consent or waiver with respect to any Disposition, or attempted or purported Disposition, by the Collateral Agent of any rights of the Company under the Shared-Loss Agreement pursuant to any exercise of remedies by the Collateral Agent (or otherwise)) by the Receiver, in its capacity as a party to the Purchase and Assumption Agreement, in respect of any provision of the Purchase and Assumption Agreement. The foregoing notwithstanding, the Company irrevocably and unconditionally confirms and agrees that the Receiver may rely on Section 11.22(a).

(c) Nothing in this Section 11.22 limits or qualifies Section 11.23 hereof.

Section 11.23. Receiver Consent. The Receiver, in (solely for purposes of this Section 11.23) its capacity as such (and not in its capacity as the Collateral Agent or the Notes Designee), consents to the grant by the Company as set forth in Section 3.1(a)(x) of this Agreement of a security interest in the Company’s rights under the Shared-Loss Agreement and Article VIII of the Purchase and Assumption Agreement, subject to the following sentence. All of the parties hereto (including the Collateral Agent) hereby agree that the security interest described in the preceding sentence (A) is not enforceable against the Receiver and (B) without limiting the generality of clause (A), does not and shall not:

(a) impose any duty or obligation on the Receiver;

(b) require the Receiver to recognize the security interest to any extent (including to confirm, seek or secure the consent of the Collateral Agent with respect to any act or omission of the Company, or otherwise to confirm or seek to confirm the authority of the Company to exercise any of the rights or powers under the Purchase and Assumption Agreement (including to amend the Purchase and Assumption Agreement or grant a waiver with respect to the Purchase and Assumption Agreement)), to pay or render performance to the Collateral Agent, or to accept payment or performance from the Collateral Agent;

(c) entitle the Collateral Agent to exercise any of the rights or powers of the Company under the Purchase and Assumption Agreement; or

(d) entitle the Collateral Agent to Dispose of the Company’s rights under the Shared-Loss Agreement and Article VIII of the Purchase and Assumption Agreement, in whole or in part, or otherwise enforce such security interest to any extent.

ARTICLE XII

Notes Designee

Section 12.1. Appointment and Authorization of Notes Designee. The Notes Designee is hereby irrevocably appointed, designated and authorized to make such determinations, and to exercise or fulfill such powers, rights, remedies, obligations, discretion and/or authority, as are expressly set forth in, and otherwise to act as the “Notes Designee” as expressly set forth in, any PA Financing Transaction Document. In this capacity, the Notes Designee (and any co-agents, sub-agents and attorneys-in-fact appointed by the Notes Designee for the purposes set forth in the preceding sentence) shall be entitled to the benefits of all provisions of this Article XII as though such co-agents, sub-agents and attorneys-in-fact were the Notes Designee hereunder. Notwithstanding any provision to the contrary contained elsewhere herein or in any other PA Financing Transaction Document, the Notes Designee shall have no duties or responsibilities, except those expressly set forth herein or in the other PA Financing Transaction Documents, nor shall the Notes Designee have or be deemed to have any fiduciary relationship with any Secured Party or participant of a Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other PA Financing Transaction Document or otherwise exist against the Notes Designee. Without limiting the generality of the foregoing sentence, the use of the term “designee” herein and in the other PA Financing Transaction Documents with reference to the Notes Designee is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is intended to create or reflect only a contractual relationship between independent contracting parties. Nothing in any PA Financing Transaction Document shall be construed to limit the right of the Note Holders and the Notes Designee to enter into such further agreements as they, in their sole discretion, deem necessary or appropriate with respect to the purposes of the Notes Designee’s appointment as described in the first sentence of this Section 12.1(a), including the manner (if at all) in which the Note Holders may instruct the Notes Designee to act under any PA Financing Transaction Document, voting among the Note Holders (to the extent applicable in relation to the Notes Designee), and indemnification by the Note Holders and/or the Notes Designee. Anything in Section 11.11 hereof to the contrary notwithstanding, the Majority Note Holders and the Notes Designee may amend this Article XII in any manner (with respect to the subject matter of this Article XII) without the approval of (but with notice to) the Company so long as such amendment does not adversely affect the Company in any material respect. Furthermore, to the extent that there is a conflict between the terms of this Article XII and the terms of any agreement between the Notes Designee and the Majority Note Holders, such agreement shall prevail. This Article XII is solely for the protection of the Notes Designee; nothing in this Article XII imposes any duty, obligation or liability on the Notes Designee.

Section 12.2. Delegation of Duties. The Notes Designee may execute any of its duties under this Agreement or any other PA Financing Transaction Document (including for purposes of exercising any rights and remedies thereunder) by or through agents, sub-agents, employees or attorneys-in-fact as shall be deemed necessary by the Notes Designee and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties, and to rely on any such advice. The Notes Designee shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of bad faith or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

Section 12.3. Liability of Notes Designee. Neither the Notes Designee, nor any of its Affiliates or officers, directors, employees, agents, sub-agents or attorneys-in-fact of any of them shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other PA Financing Transaction Document or the transactions contemplated hereby (except that this clause (a) shall not apply to the Notes Designee’s own bad faith or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Secured Party for any recital, statement, representation or warranty made by any Grantor or any officer thereof, contained herein or in any other PA Financing Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Designee under or in connection with, this Agreement or any other PA Financing Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other PA Financing Transaction Document, or the perfection or priority of any Lien or security interest created or purported to be created under any PA Financing Transaction Document, or for any failure of any Grantor or any other party to any PA Financing Transaction Document to perform its obligations hereunder or thereunder. Neither the Notes Designee, nor any of its Affiliates or officers, directors, employees, agents, sub-agents or attorneys-in-fact of any of them, shall be under any obligation to any Secured Party or participant to (i) ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or any other PA Financing Transaction Document or (ii) inspect the properties, books or records of any Grantor, Borrower or Obligor or any of their respective Affiliates. After any Notes Designee is replaced as the Notes Designee, the provisions of this Article XII, and Sections 11.2 and 11.4, shall continue in effect for the benefit of such former Notes Designee in respect of any actions taken or omitted to be taken by it while it was acting as the Notes Designee.

Section 12.4. Reliance by Notes Designee. The Notes Designee shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Grantor), independent accountants and other experts selected by the Notes Designee. The Notes Designee shall be fully justified in failing or refusing to take any action under any PA Financing Transaction Document unless it shall first receive such advice or concurrence of the Note Holders as it deems appropriate (provided that nothing in this Article XII requires the Notes Designee to seek any such advice or concurrence) and, if it so requests, it shall first be indemnified to its satisfaction by the Note Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Designee shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other PA Financing Transaction Document in accordance with a request or consent of the Majority Note Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Note Holders (provided that nothing in this Article XII requires the Notes Designee to act, or refrain from acting, in accordance with any request or direction of the Note Holder(s)).

Section 12.5. Knowledge of Notes Designee. The Notes Designee shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Notes Designee shall have received written notice from a Grantor or any Secured Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Designee may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable.

Section 12.6. Notes Designee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Grantor, the Notes Designee (irrespective of whether the principal of the Purchase Money Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Notes Designee shall have made any demand on any Grantor) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Purchase Money Note and all other Secured Obligations that are owing and unpaid to the Note Holders and to file such other documents as may be necessary or advisable in order to have the claims of the Note Holders (including any claim for the reasonable compensation, expenses, disbursements and advances of the Note Holders and their respective agents and counsel and all other amounts due the Note Holders under Section 11.2 and/or Section 11.4) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized to make such payments to the Notes Designee and, in the event that the Notes Designee shall consent to the making of such payments directly to the Note Holders, to pay to the Notes Designee any amount due the Notes Designee under Section 11.2 and/or Section 11.4.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to legally bound, have caused this Agreement to be duly executed.

Debtor, the Company and Grantor

FIRST-CITIZENS BANK & TRUST COMPANY

By:	/s/ Tom Eklund
Name:	Tom Eklund
Title:	Executive Vice President, Treasurer and Assistant Secretary

Notes Designee

FEDERAL DEPOSIT INSURANCE CORPORATION, as Receiver for Silicon Valley Bridge Bank, National Association, as Notes Designee

By:	/s/ Maureen E. Sweeney
Name:	Maureen E. Sweeney
Title:	Director, Division of Resolutions and Receiverships

Collateral Agent

FEDERAL DEPOSIT INSURANCE CORPORATION, as Receiver for Silicon Valley Bridge Bank, National Association, as Collateral Agent

By:	/s/ Maureen E. Sweeney
Name:	Maureen E. Sweeney
Title:	Director, Division of Resolutions and Receiverships

This Security Agreement is hereby acknowledged and agreed by the Receiver, solely for the purposes of Section 11.23 as originally executed and attached hereto.

Receiver

FEDERAL DEPOSIT INSURANCE CORPORATION, as Receiver for Silicon Valley Bridge Bank, National Association

By:	/s/ Maureen E. Sweeney
Name:	Maureen E. Sweeney
Title:	Director, Division of Resolutions and Receiverships

EXHIBIT A

FORM OF JOINDER AGREEMENT

[Omitted.]

A-1

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

FORM OF RECEIVER ALLONGE

[Omitted.]

C-1

EXHIBIT D

FORM OF RECEIVER ASSIGNMENT AND LOST INSTRUMENT AFFIDAVIT

[Omitted.]

D-1

EXHIBIT E

FORM OF RECEIVER ASSIGNMENT OF REAL ESTATE MORTGAGE

[Omitted.]

E-1

EXHIBIT F

FORM OF RECEIVER ASSIGNMENT OR REAL ESTATE DEED OF TRUST

[Omitted.]

F-1

EXHIBIT G

FORM OF RECEIVER ASSIGNMENT OF ASSIGNMENT OF LEASES AND RENTS

AND OTHER LOAN DOCUMENTS

[Omitted.]

G-1

EXHIBIT H

FORM OF GRANTOR ALLONGE

[Omitted.]

H-1

EXHIBIT I

FORM OF GRANTOR MORTGAGE ASSIGNMENT

[Omitted.]

I-1

EXHIBIT J

FORM OF GRANTOR ASSIGNMENT AND LOST INSTRUMENT AFFIDAVIT

[Omitted.]

J-1

EXHIBIT K

Sample Fields for Trial Balance Report

[Omitted.]

K-1

EXHIBIT L

ADDITIONAL COLLATERAL PROCEDURES

[Omitted.]

L-1

EXHIBIT M

FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT

[Omitted.]

M-1

SCHEDULE 1

COLLATERAL SCHEDULE FIELDS

[Omitted.]

Schedule 1-1